LEASE AGREEMENT

Dated 11/26/12

Between

HIGH PROPERTIES

A Pennsylvania limited partnership

"Landlord"

and

PARCUS MEDICAL LLC

"Tenant"

Relating to

6423 Parkland Drive
Suites 101 and 102
Sarasota, Florida 34243

LEASE AGREEMENT

PART I - BASIC LEASE INFORMATION

This Lease Agreement (this "Lease") is made and executed this 26 day of November, 2012, by and between **HIGH PROPERTIES**, a Pennsylvania limited partnership (herein called "Landlord") and **PARCUS MEDICAL LLC, a Wisconsin limited liability company,** (herein called "Tenant").

This Lease consists of the following two parts: Part I which sets forth terms defined in this Lease (and certain obligations under the Lease) and which is sometimes referred to as the "Basic Lease Information," and Part II which provides the terms and conditions of this Lease and which is sometimes referred to as the Lease Terms and Conditions. Part I and Part II collectively, are referred to as this "Lease." Capitalized terms not otherwise defined in this Part I - Basic Lease Information shall have the meaning provided in Part II of the Lease.

The Basic Lease Information is as follows:

1. Landlord:	HIGH PROPERTIES, a Pennsylvania limited partnership
2. Tenant:	PARCUS MEDICAL LLC, a Wisconsin limited liability company.
3. Permitted Use:	General office space and light distribution.
4. Campus:	Parkland Center, located in the County of Manatee, State of Florida.
5. Building:	Building 229 of the Campus located at 6423 Parkland Drive, Sarasota, Florida.
6. Premises:	The Premises consist of the entire Building and the terms "Building" and "Premises" shall have the same meaning wherever used in this Lease.
7. Tenant Improvements:	Those improvements to be completed by Landlord in accordance with the Work Agreement attached hereto as Exhibit B.
8. Term:	Five (5) Years and One (1) Month - **Tenant shall have the right to terminate this Lease if Tenant leases a larger facility from a High owned property that results in an increase in annual rent paid.**
9. Term Commencement Date:	December 1, 2012, except as otherwise provided in Section 2.2 of Part II of this Lease.
10. Expiration Date:	December 31, 2017
11. Rentable Area of the Building:	17,472 Square Feet
12. Rentable Area of the Premises:	17,472 Square Feet
13. Tenant's Share: (For pro-ration of Additional Rent)	100 Percent (100%)

14. Monthly Base Rent:	December 1, 2012 to December 31, 2013 - $6,552.00 - $4.50 PSF **(Less $6,552.00 in Concession Rent for the month of December 2012 – In addition, Tenant shall not pay Additional Rent for December 2012)** January 1, 2014 to December 31, 2014 - $6,748.56 - $4.64 PSF January 1, 2015 to December 31, 2015 - $6,951.02 - $4.77 PSF January 1, 2016 to December 31, 2016 - $7,159.55 - $4.92 PSF January 1, 2017 to December 31, 2017 - $7,374.33 - $5.06 PSF
15. Base Rent Over Term:	$423,977.52 **(Less $6,552.00 in Concession Rent equals Tenant's total rent obligation of $417,425.52) In the event that Tenant is declared to be in an Event of Default, and the default remains uncured, the Concession rent shall become due and payable to Landlord within 10 days of written demand.** (Plus sales tax on rentals and any other taxes or assessments imposed by the State of Florida and governmental bodies where the improvements are located.)
16. Base Year:	Not Applicable
17. Additional Rent:	All amounts and charges required to be paid by Tenant hereunder (other than Base Rent) as described more particularly in Section 5.2 of Part II of this Lease.
18. Rent:	Includes both the Base Rent and Additional Rent to be paid by Tenant hereunder.
19. Security Deposit:	$8,000.00
20. Landlord's Address for Notices:	HIGH PROPERTIES c/o High Associates Ltd. 1853 William Penn Way P.O. Box 10008 Lancaster, PA 17605-0008
21. Tenant's Address for Notices:	PARCUS MEDICAL LLC 839 South Neenah Avenue Sturgeon Bay, WI 54235
22. Rent Payment/Address:	Payable to: HIGH PROPERTIES c/o High Associates Ltd. P.O. Box 785791 Philadelphia, PA 19178-5791
23. Commissions:	Broker's commission to be paid **by Landlord** to: Janet Lincoln Coldwell Banker Commercial 100 North Tamiami Trail Sarasota, FL 34236

24. Calculation of Rentable Area:

<u>Single-Tenant Building</u>. The Premises are part of a building which is leased entirely by Tenant. "Rentable Area" has been calculated to include the entire building and all of the land on which it is located.

25. Condition of Premises:

Landlord shall improve the Premises with certain improvements described more particularly in the Work Agreement attached to the Lease as Exhibit B. Such improvements are referred to in the Work Agreement and in the Part II of the Lease as the "Tenant Improvements." Except as may be expressly provided in ~~the Work Agreement~~ **this Lease**, Tenant acknowledges that neither Landlord nor any of Landlord's Affiliates (as defined in Section 15(c) of Part II of the Lease), nor any of their agents, have made any representations, warranties or covenants, either express or implied, with respect to the Premises, the Building, the Common Areas (as defined in Section 1.3 of Part II of the Lease), or the Campus, or the condition of any of the foregoing.

26. Payment of Operating Expenses:

Tenant shall pay Tenant's Share (as defined herein) of annual Operating Expenses (as defined in Section 6.3 of Part II of the Lease.

27. Payment of Utilities:

Tenant shall pay all charges for utilities used or incurred by Tenant at the Premises, including without limitation heat, water, sewer, gas and electricity.

28. Responsibility for HVAC Systems:

~~Tenant, at Tenant's sole cost and expense, shall perform all maintenance, repair and replacement of the HVAC Systems (as defined in Section 7.2 of Part II of the Lease) serving the Premises, including without limitation the scheduled maintenance set forth on Exhibit C to the Lease.~~ To ensure performance of routine maintenance, ~~Landlord~~ **Tenant** shall procure and keep in effect, at the sole cost of Tenant ~~to be paid as Additional Rent~~, a standard preventative maintenance contract with a contractor ~~selected by Landlord~~ who shall perform the scheduled maintenance set forth on <u>Exhibit C</u> to the Lease. **Maintenance records shall be forwarded to Landlord for its Building Maintenance file. Landlord shall warrant condenser and compressor for the Term of this Lease. Tenant shall be responsible for quarterly preventative maintenance of the HVAC. Failure of Tenant to provide proper quarterly preventative maintenance of the HVAC voids Landlord warranty.**

29. Obligation for Grounds Maintenance:

Landlord shall mow lawns, maintain and replace shrubbery, weed where appropriate, and remove snow and ice from walkways, roadways and parking areas in accordance with the requirements specified on <u>Exhibit D</u> to the Lease. The cost of such services shall be included as an Operating Expense.

30. Exhibits and Riders:

Exhibit A - Depiction of the Premises
Exhibit B - Work Agreement (If Any)
Exhibit C - Specifications for HVAC Maintenance Agreement
Exhibit D - Lawn Care Requirements
Exhibit E - Rules and Regulations
Exhibit F - Special Lease Terms (If Any)

IN WITNESS WHEREOF, and intending to be legally bound, Landlord and Tenant have caused this Part I of the Lease to be signed by their duly authorized officers or agents under seal, as of the date set forth above.

LANDLORD

HIGH PROPERTIES,
a Pennsylvania Limited Partnership
By: High General Corporation,
sole General Partner

11/26/12
Date

By:
Print Name: Mark C. Fitzgerald
Title: Executive Vice President/Chief Operating Officer

TENANT

PARCUS MEDICAL LLC

By:
Print Name: Mark Brunsvold
Title: President

By:
Print Name:
Title:

LEASE AGREEMENT

PART II - LEASE TERMS AND CONDITIONS

1. PREMISES.

1.1. Lease of Premises. Landlord hereby leases to Tenant, and Tenant accepts such lease from Landlord, under the terms and conditions set forth in this Lease, the Premises which are identified in the Basic Lease Information. The Premises are part of the Building identified in the Basic Lease Information.

1.2. Rentable Area. The total Rentable Area of the Building and the Rentable Area of the Premises are as provided in the Basic Lease Information. Such figures have been calculated in accordance with the procedure set forth in the Basic Lease Information. Tenant acknowledges and agrees that the Rentable Area of the Building and the Rentable Area of the Premises stated in the Basic Lease Information are approximations only and that the amounts so stated are accepted as final and binding upon Tenant and Landlord for all purposes of this Lease. ~~Rentable Area of the Premises has been determined in accordance with the following definition:~~

1.3. Common Areas. During the Term of this Lease, Tenant, and its agents, employees and invitees, shall have the right to use, in common with all others granted such rights by Landlord, in a proper and lawful manner, (a) the common sidewalks, access roads, parking areas and other outdoor areas within the Campus and (b) the common entranceways, lobbies, restrooms, hallways, elevators, building systems and like amenities serving the Building of which the Premises are a part (collectively, the "Common Areas"). Such use shall be subject to the terms of this Lease and to such rules and regulations as Landlord may from time to time establish with respect thereto, including without limitation, the reservation of any particular parking spaces or parking areas or other portions of the Common Areas for the exclusive use of other tenants of the Campus; **provided such rules and regulations are applied uniformly to all tenants of the Campus and do not diminish Tenant's rights or increase Tenant's obligations or liabilities hereunder.**

1.4. Landlord's Reserved Rights in Common Areas. Landlord reserves the right from time to time, provided that Tenant's use and enjoyment of the Premises or the type or quality of services provided by Landlord under this Lease are not materially and adversely affected thereby (except in the case of emergency), to (a) install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduit, wires and appurtenant meters in the Premises which are so located or located elsewhere outside the Premises; (b) make changes to the Common Areas including without limitation changing the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways, provided such changes do not materially and adversely affect Tenant's Permitted Use of the Premises; (c) close temporarily all or any portion of the Common Areas and/or the Building in order to perform any of the foregoing or any of the Landlord's obligations under this Lease, so long as reasonable access to the Premises remains available during normal business hours; and (d) alter, relocate, expand and/or add structures and improvements to, or remove same from, all or any portion of the Common Areas.

2. IMPROVEMENTS.

2.1. Condition of Premises. The Premises shall be delivered by Landlord to Tenant in the condition stated in the Basic Lease Information. **Landlord represents to Tenant that to the best of Landlord's knowledge (i) the Building and/or Campus is not subject to any covenants, encumbrances, conditions, restrictions, private agreements, reciprocal easement agreements or any other exceptions to title which could prohibit or limit the Tenant's ability to use the Building and Premises for the purposes described in this Lease (the "Encumbrances"), (ii) the Building and/or Campus is not in violation of the Encumbrances; (iii) the Building and/or Campus is presently (and will be as of the Commencement Date) in compliance with all laws (including, but not limited to, encumbrances and fire underwriter's requirements; (iv) Landlord is not in default under any mortgage or deed of trust filed against the Building and/or Campus; (v) there are no outstanding delinquent real estate taxes or assessments for the Building and/or Campus; (vi) the Building and/or Campus is not subject to any pending litigation and (vii) the Building is compliant with the ADA.**

2.2. Completion and Delivery.

(a) If, in accordance with Section 2.1, no Tenant Improvements are required for the Premises, the Premises shall be deemed delivered and ready for Tenant's occupancy ("Ready for Occupancy") on the Term Commencement Date defined in the Basic Lease Information.

(b) If Tenant Improvements are required for the Premises, the Premises shall be deemed Ready for Occupancy when the Tenant Improvements have been Substantially Completed (as hereafter defined). The term "Substantially Completed" when used in this Lease shall mean the earlier of (i) the date of issuance of a certificate of occupancy (temporary or permanent) for the Premises by the municipality in which the Premises are located, (ii) or if no certificate of occupancy is required, the date when Landlord's architect or general contractor certifies that the Tenant Improvements are Substantially Completed, which certification shall be conclusive and binding upon Landlord and Tenant, or (iii) the date on which Tenant takes possession of the Premises. The Tenant Improvements shall be deemed Substantially Completed notwithstanding the fact that minor details of construction, mechanical adjustments or decorations (items normally referred to as "punch list" items) which do not materially interfere with Tenant's use of the Premises (as determined by Landlord in the exercise of its reasonable judgment) remain to be performed in accordance with the Work Agreement. Landlord shall give Tenant reasonable advance notice of the date on which Landlord expects the Tenant Improvements to be Substantially Completed and the Premises to be Ready for Occupancy.

(c) On or before the Commencement Date, the Landlord shall, at its cost, deliver possession of the Premises (including, without limit, all building systems, lighting, and HVAC systems) to Tenant (i) in broom clean condition free of all personal property of any prior tenant, (ii) in compliance with all laws, (iii) in good operating and physical condition, and (iv) with the Tenant Improvements Substantially Completed (as such term is defined herein) (collectively, the "Delivery Conditions"). If necessary, Tenant and Landlord agree to work together to obtain a certificate of occupancy for the Premises by the Commencement Date.

3. <u>TERM</u>. Tenant shall have and hold the Premises for the Term set forth in the Basic Lease Information, beginning on the Term Commencement Date and ending at 11:59 p.m. on the Term Expiration Date, both as specified in the Basic Lease Information. In the event that Landlord is constructing the Tenant Improvements and the Tenant Improvements are not Substantially Completed by the date set forth in the Basic Lease Information, then the Term Commencement Date and the Term Expiration Date shall be modified in accordance with the following:

(a) If the Premises are Substantially Completed prior to the Term Commencement Date, and the Tenant takes possession of the Premises, the Term Commencement Date shall be the earlier of (i) the date the Tenant takes possession of the Premises, or (ii) the Term Commencement Date defined in the Basic Lease Information. The Term Expiration Date shall be the date specified in the Basic Lease Information.

(b) In the event that the actual Term Commencement Date is a date other than the date set forth in Part I, Section 9 of the Lease, Landlord may, at its option, deliver a written statement to Tenant (the "Commencement Letter") setting forth the actual Term Commencement Date; provided, however, that the delivery of the Commencement Letter shall not be a condition to the occurrence of the Term Commencement Date. The rent obligation for the initial partial month shall be pro-rated based upon a thirty (30) day month, irrespective of the actual calendar month days. ~~The failure of Tenant to provide Landlord with specific objections to the matters set forth in the Commencement Letter within five (5) business days after Tenant's receipt of the Commencement Letter (time being of the essence) shall be deemed to mean that Tenant agrees with all of the statements set forth in the Commencement Letter, in which case all of the statements set forth in the Commencement Letter shall be conclusive and binding upon Landlord and Tenant.~~

4. <u>SECURITY DEPOSIT</u>.

4.1. <u>Requirement for Security Deposit</u>. Simultaneously with the execution of this Lease, Tenant shall deposit with Landlord as security for the payment and performance by Tenant of all of Tenant's obligations under this Lease the amount specified in the Basic Lease Information.

4.2. <u>Return of Security Deposit</u>. Within ~~a reasonable time~~ **forty-five (45) business days** following the expiration of this Lease, Landlord shall return the Security Deposit to Tenant ~~(provided that Tenant is not in default under this Lease)~~, less such portion thereof as Landlord shall have used to make good any default by Tenant with respect to any of Tenant's obligations under this Lease.

4.3. <u>Deductions from Security Deposit</u>. In the event of any default by Tenant hereunder, Landlord shall have the right from time to time to apply all or any portion of the Security Deposit to the performance of Tenant's unperformed obligations but shall not be obligated to do so. If Landlord does so apply any portion of the Security Deposit, Tenant, upon demand by Landlord, shall immediately pay to Landlord a sufficient amount to restore the Security Deposit to its original amount. Tenant's failure to fully restore the Security Deposit

within ten (10) business days of Landlord's demand shall, without further notice or demand, constitute an Event of Default (as hereafter defined). Use by Landlord of the Security Deposit, or any portion thereof, to satisfy any of Tenant's obligations hereunder shall not constitute Landlord's waiver of Tenant's default with respect to such nonperformance for which amounts are expended, nor prevent Landlord from exercising any other remedies available to Landlord.

4.4. Transfer of Security Deposit. In the event of the sale or transfer of Landlord's interest in the Premises, Landlord shall transfer the Security Deposit (or the remaining balance thereof) to such purchaser or transferee **and provide written notice thereof to Tenant**, whereupon Landlord shall be released from all liability to Tenant for the return of the Security Deposit. Tenant shall look only to the party then Landlord for the return of the Security Deposit.

5. RENT.

5.1. Base Rent. The annual base rent (the "Base Rent") for the Premises shall be as set forth in the Basic Lease Information. Tenant shall pay Base Rent in the monthly installments set forth in the Basic Lease Information, in advance, on the first day of each calendar month during the Term; provided, however, that the Base Rent for the first month of the Term shall be paid upon the signing of this Lease.

5.2. Additional Rent. In addition to Base Rent, Tenant shall pay all sums of money or other charges required to be paid by Tenant under this Lease as additional rent (the "Additional Rent"), whether or not same are expressly designated in this Lease as Additional Rent. All Additional Rent shall be due and payable with each monthly installment of Base Rent unless otherwise provided herein.

5.3. Manner of Payment. Base Rent and Additional Rent (together, "Rent") payable under this Lease shall be paid in lawful money of the United States of America without prior notice or demand therefor, and without deduction, defense, counterclaim, setoff or abatement whatsoever. Rent shall be paid to Landlord at the address designated for Rent in the Basic Lease Information or such other address as Landlord may notify Tenant in accordance with the procedure for notice set forth in this Lease.

5.4. Interest on Delinquent Payments. If any payment of Rent is not paid within ten (10) business days of its due date, Tenant shall pay **as a late charge** interest on such delinquent payment, from the original due date of such delinquent payment, and on any late charge from the due date of such late charge, at an interest rate (the "Interest Rate") equal to the lesser of (a) one and one-half percent (1.5%) per month, or (b) the maximum rate permitted by applicable law, until such amounts are received by Landlord in full. This Section 5.4 shall not relieve Tenant from its obligation to pay Rent at the times and in the manners herein specified. Acceptance by Landlord of interest shall not constitute a waiver of Tenant's default with respect to said delinquent payment, nor prevent Landlord from exercising any other rights or remedies available to Landlord.

6. OPERATING EXPENSES.

6.1. Payment as Additional Rent. Tenant shall pay Tenant's Share (as defined in the Basic Lease Information) of Operating Expenses (as hereafter defined) as specified in the Basic Lease Information. Such amounts shall be deemed Additional Rent due from Tenant to Landlord hereunder.

6.2. Determination of Amounts Due.

(a) Landlord shall have the right, at its discretion, to make reasonable estimates (and to revise any estimate from time to time, which may be more frequently than annually, as it shall deem necessary) of the amounts of Additional Rent to become due for Tenant's Share of Operating Expenses in any calendar year, and to require Tenant to pay such estimated amounts in equal monthly installments due as required by Section 5.3 on the first day of each calendar month. Interest shall accrue thereon when and as required by Section 5.4. Whenever an estimate of Additional Rent for Operating Expenses shall be revised as aforesaid, Landlord shall have the right to correspondingly adjust the monthly installments thereafter to be paid. Alternatively, Landlord shall have the right to bill Tenant at the end of each calendar year, or at such intervals during the applicable calendar year as Landlord deems appropriate, for Tenant's Share of Operating Expenses incurred at the time of billing. In such case, Tenant shall have ten (10) business days after receipt of Landlord's invoice to pay such Additional Rent, after which time interest at the Interest Rate shall accrue. **Landlord estimates the Tenant's Share of Operating Expenses for 2013 to be $1.88 per square foot of the Premises ($32,847.36). Notwithstanding anything in this Lease to the contrary, the cumulative increase each year for Operating Expenses shall be capped at three percent (3%) each year over 2013 actual.**

(b) At **Within ninety (90) days after** the end of each calendar year, Landlord shall cause the actual amounts incurred as Operating Expenses for such calendar year and Tenant's Share thereof due as Additional Rent to be computed, and a reconciliation statement thereof shall be sent to Tenant **("Operating Expenses Statement")**. Excess payments received from Tenant shall be credited toward subsequent payments due

as Tenant's Share of Operating Expenses (with any net excess at the end of this Lease being returned to Tenant **within thirty (30) business days** provided Tenant is not in default hereunder), and deficits shall be paid by Tenant on the next due date for payment of Operating Expenses set by Landlord, (with any net deficiency at the end of this Lease to be paid by Tenant within ten (10) business days after Landlord's demand therefor or, at Landlord's option, deducted from the Security Deposit).

(c) ~~Unless, within thirty (30) days after Tenant's receipt of Landlord's reconciliation statement described above,~~ **Landlord shall maintain complete records of all costs reimbursable by Tenant under this Lease. All such records shall be maintained in accordance with generally accepted accounting principles and shall be retained for a period of three (3) years following the date on which such costs were charged to Tenant. Unless, within ninety (90) days after Tenant's receipt of the Operating Expenses Statement,** Tenant notifies Landlord that it disagrees with Landlord's calculation, specifying in detail the basis for such assertion ("Tenant's Dispute Notice"), ~~Landlord's reconciliation statement~~ **the Operating Expenses Statement** provided to Tenant shall be conclusive and binding upon Tenant for the period represented thereby. If Tenant timely sends Tenant's Dispute Notice to Landlord, Tenant **and its agents**, at Tenant's expense, shall have thirty (30) days from the giving of Tenant's Dispute Notice to **examine, copy, and** audit the books and records maintained by Landlord for the calculation of Operating Expenses ~~for~~ **and any items shown on the** ~~year~~ **Operating Expenses Statement and Landlord shall otherwise cooperating with Tenant and its agents** in ~~question~~ **determining whether the Operating Expenses Statement is accurate and correct.** Tenant's right to audit ~~may be conducted directly by Tenant or by an independent certified public accountant but, in either case,~~ shall be conducted only at the location where Landlord maintains its books and records and only during Landlord's normal business hours of operation at a day and time **mutually** agreed **to** by Landlord. **Provided Landlord has cooperated with Tenant as provided herein,** Tenant's failure to conduct such audit within such thirty (30) day period shall be deemed a waiver of Tenant's right to do so, in which case Landlord's reconciliation statement shall be conclusive and binding for such calendar year.

(d) Tenant shall promptly (which shall be no more than thirty (30) days after the completion of any audit) notify Landlord of the results of any audit so conducted by Tenant and whether Tenant claims an adjustment to Tenant is due (an "Overcharge Notice"), Landlord shall notify Tenant in writing within thirty (30) days of receipt of the Overcharge Notice whether or not it agrees with the determination set forth in the Overcharge Notice. Landlord's failure to timely notify Tenant that it disagrees with the Overcharge Notice ("Landlord's Dispute Notice") shall be treated as if Landlord provided notice to Tenant that it disagreed with such Overcharge Notice. If Landlord agrees with the Overcharge Notice, adjustment shall be made as provided in Subsection (b) above. If Landlord provides Tenant with a Landlord Dispute Notice, then Landlord and Tenant, as soon as reasonably practical thereafter, shall endeavor to resolve the disputed charge. If they are unable to do so within thirty (30) days of Landlord's Dispute Notice, then Landlord and Tenant shall select an independent arbitrator approved by the American Arbitration Association, on whom they reasonably agree, to resolve the dispute, which determination shall be final and binding on the parties. The cost of the arbitration shall be prorated and paid by the parties based on the percentage of the disputed amount that the arbitrator awards to each party or otherwise as directed by the arbitrator. ~~Failure to select an arbitrator within sixty (60) days of Landlord's Dispute Notice shall result in a resolution in Landlord's favor.~~

6.3. Definition of Operating Expenses.

(a) When used in this Lease, "Operating Expenses" shall mean all expenses and costs of ~~ownership,~~ operation, management, maintenance, repair, replacement and safety of the Building and the Common Areas, including without limitation: (1) Real Estate Taxes (as hereafter defined); (2) premiums for insurance maintained by Landlord; (3) costs of repairs and maintenance to the Building, including periodic maintenance of the heating, ventilating and cooling systems; (4) charges for heat, water, sewer, gas, electricity and other utility services not otherwise separately metered to tenants; (5) janitorial and sanitation services, extermination, window washing, and trash removal ~~(including any fines assessed to Landlord for recyclables not properly sorted)~~; (6) costs of snow removal, lawn maintenance and landscaping; (7) costs for fire and security alarm systems and other security measures including policing of parking areas; (8) management fees payable to the managing agent for the Building and the Campus (provided, however, that if the management fees are paid to any affiliate of Landlord, then the amount thereof to be included in Operating Expenses shall not exceed such amount as is customarily being charged for similar services rendered to comparable buildings in the geographical market within which the Campus is located); (9) Essential Capital Improvements (as hereafter provided in Subsection d); (10) cost of elevator operation and maintenance, if any; (11) personal property taxes levied on or attributable to personal property used in connection with the operation, management, maintenance or repair of the Common Areas or the Building; (12)

costs of licenses, permits and similar fees and charges related to operation, maintenance, repair, replacement or registration of the Building or the Campus (including with respect to any underground or above-ground storage tanks; (13) wages, salaries, bonuses and like expenses for management and security personnel; (14) costs of supplies, materials and equipment (including rental fees) used in connection with the operation, management, maintenance or repair of the Common Areas or the Building; and (15) without limiting any of the foregoing, such other expenses or charges which, in accordance with sound accounting and management principles generally accepted with respect to a first-class building or corporate park, would be construed as an Operating Expense. ~~(The foregoing list is intended as an illustration of items which might be included as Operating Expenses and shall not be construed as Landlord's commitment or obligation to provide same.)~~ All Operating Expenses contained herein are prorated on a square foot basis with the exception of (8), Management Fees, which are prorated based upon the rent billed.

(b) Operating Expenses shall not include (1) costs incurred for the account of, separately billed to, and paid by specific tenants; (2) repairs or replacements to the extent that the cost of the same is recovered by Landlord pursuant to original construction warranties; ~~and~~ (3) Landlord's cost of tenant leasehold improvements, lease commissions and legal fees arising from lease disputes; **(4) repairs, restoration or other work occasioned by fire, windstorm or other casualty; (5) interest or principal payments on any mortgage or other indebtedness of Landlord; (6) cost incurred due to violation by Landlord or any other tenant of the terms of any lease or condition, covenant or restriction affecting the Building or Common Areas, or any laws rules regulations or ordinances applicable to the Building or Common Areas; (7) penalties and interest for late payment of, including taxes, insurance, equipment leases and other past due amounts; (8) costs incurred in removing the property of former tenants or other occupants of the Building; (9) concessions or inducements granted or paid to tenants, and any other costs of locating and securing tenants for the Campus; (10) costs and disbursements relating to or arising in any way, directly or indirectly, from the resting, handling, removal, treatment, disposal or replacement of asbestos, asbestos containing materials or other hazardous substances in or on Building or Common Areas (unless caused solely by Tenant); and (11) costs of constructing or otherwise developing other property owned by Landlord.**

(c) For purposes herein, "Real Estate Taxes" shall consist of (1) all real estate taxes relating to the Building, Premises and/or the Common Areas; (2) all charges which may be levied in lieu of real estate taxes; (3) all assessments for municipal improvements and other governmental charges of any kind and nature for public improvements, services, benefits, or any other purpose; and (4) all assessments against the Building, Premises and/or the Common Areas pursuant to any covenants, restrictions or easement agreements affecting the Building, Premises and/or the Common Areas which become payable during the Term (or which become payable after the expiration or earlier termination hereof and are attributable in whole or in part to any period during the Term hereof), together with all costs and expenses incurred by Landlord in good faith in contesting, resisting, or appealing any such taxes or assessments, including, without limitation, legal fees. **The term "Real Estate Taxes" shall not include and shall exclude (a) any income, profit, excise, capital stock, succession, transfer, franchise, gift, estate or inheritance taxes; (b) transfer tax upon the passing of Landlord's interest in any part of the Campus; (c) penalties and/or interest attributable to late payments made by Landlord; or (d) any portion of any tax or assessment expense or any increase therein (i) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term; (ii) imposed on land and improvements other than the Building; (iii) resulting from leasehold improvements for tenants other than Tenant, or (iv) resulting from the sale of the Building (or any portion thereof). Upon receipt of a tax refund, Landlord shall promptly pay to Tenant its pro-rata share of the refund in the event Tenant paid Real Estate Taxes hereunder for the Lease Year for which the refund was issued.**

(d) If, during any year, Landlord shall make an expenditure for a capital improvement which is an "Essential Capital Improvement" as hereafter defined, the annual amortization of such expenditure (determined by dividing the cost of such expenditure by the useful life of the improvement determined by Landlord in its reasonable discretion), plus any interest or financing charges thereon, shall be deemed an Operating Expense for each year of such amortization period. "Essential Capital Improvement" as used herein means any of the following: (1) an energy savings device, a labor savings device or other installation, improvement, upgrade or replacement which reduces or is intended to reduce Operating Expenses, whether voluntarily undertaken or required by any governmental authority having jurisdiction, (2) any installation, improvement, upgrade or replacement required by any governmental authority having jurisdiction or Board of Fire Underwriters (or similar governing body) and which Landlord is obligated to provide, and (3) an installation or improvement which directly enhances

the safety of the occupants of the Campus or tenants of the Building generally, whether voluntarily undertaken or required by any governmental authority having jurisdiction.

(e) To the extent practicable, all Operating Expenses will be accounted for and attributed separately for the Building and for the other tenant-occupied buildings of the Campus. To the extent such allocation of an item of Operating Expenses is not practicable, allocations will be made among the Building and other tenant-occupied buildings of the Campus proportionately among all thereof (based upon the respective acreage of each parcel as determined by Landlord) or equally among all thereof or in such other proportions as reasonably may be determined by Landlord in the exercise of prudent management practices, which determination shall be conclusive and binding upon Tenant.

(f) Notwithstanding any provision hereof to the contrary, in the event the Building is less than ninety-five percent (95%) occupied during all or any portion of any calendar year of the Term, adjustment shall be made in computing Operating Expenses for the Building during such year so that the same shall be computed for such year as though the Building had been ninety-five percent (95%) occupied during such year.

7. UTILITIES, HVAC SYSTEMS AND SERVICES.

7.1. Utilities.

(a) Tenant shall pay all charges for utilities used or incurred by Tenant at the Premises as specified in the Basic Lease Information.

(b) If Tenant shall require electricity or install electrical equipment, including but not limited to electrical heating, refrigeration equipment, electronic data processing machines, or other machines or equipment which will in any way increase the amount of the electricity usually furnished for use as general office space, or if Tenant shall attempt to use the Premises in such a manner that the services to be furnished by Landlord would be required during periods other than or in addition to normal business hours, which are 7:30 a.m. to 6:00 p.m., Monday through Friday, excluding holidays, Tenant will obtain prior written approval therefor from Landlord (and Landlord may require the installation of a separate sub-meter) and Tenant will pay for the resulting additional direct expense, including the expense resulting from the installation of such equipment and meters as Additional Rent promptly upon being billed therefor.

7.2. Heating, Ventilation and Air Conditioning Systems. Tenant shall have the obligations for maintenance, repair and replacement of the heating, ventilating and air conditioning systems (the "HVAC Systems") serving the Premises as specified in the Basic Lease Information.

7.3. Lawn Maintenance. Landlord shall have the obligations for ground maintenance to the Premises as specified in the Basic Lease Information.

7.4. Interruption of Services. Landlord reserves the right, without any liability to Tenant, and without being in default of this Lease, to interrupt or suspend service of any of the heating, ventilating, air conditioning, electric, sanitary, or other systems serving the Premises or the Building, or any other services required to be performed by Landlord under this Lease, whenever and for so long as may be necessary by reason of accident, emergencies, strikes or the making of repairs or changes which Landlord is required by this Lease or by law to make or otherwise deems advisable, or by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond Landlord's control, including without limitation mechanical failure of building systems and governmental restrictions on the use of materials or the use of any of such systems. In each instance, however, Landlord shall exercise reasonable efforts to **promptly** eliminate the cause of interruption and to effect restoration of service **as quickly as possible**, and shall give Tenant reasonable notice, when practicable, prior to the commencement of such interruption and anticipated duration thereof. **Except to the extent of Landlord's, its employee's and/or contractor's negligence or willful misconduct,** Landlord shall not be liable for any damages or losses to Tenant resulting from Landlord's failure or inability to deliver services as provided herein, failure to give notice or failure to resume service within the anticipated duration of interruption. **To the extent that Landlord, its employees and/or contractors negligence or willful misconduct is the source of the interruption, Tenant shall be entitled to a rent abatement for the interruption for the affected period.** ~~Without limiting the generality of the foregoing, Tenant shall not be entitled to terminate this Lease nor to receive any diminution or abatement of Rent or other compensation or damages nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of any such interruption, stoppage or suspension of any such systems or services.~~

8. REPAIRS AND MAINTENANCE.

8.1. Repairs. Tenant, at Tenant's sole cost and expense, shall maintain in good repair the Premises and every part thereof, including without limitation doors (personnel and vehicle), exterior windows, waste disposal and plumbing systems, dedicated HVAC Systems and all other mechanical elements and building

systems serving the Premises, excluding only the following which Landlord shall maintain in good repair: roof, foundation, exterior walls, downspouts and gutters. Tenant shall promptly perform all repairs in a good and workmanlike manner. To the extent repairs are required to any structural components or building systems serving the Premises, Tenant shall adhere to all procedures for Alterations set forth in Section 13 of this Lease.

8.2. Clean Condition. Tenant shall keep the Premises in a clean, sanitary, orderly and safe condition to the reasonable satisfaction of Landlord and in accordance with any rules and regulations from time to time in effect during the Term of this Lease. No outside storage of any kind shall be permitted, and Landlord, ~~without~~ **with** prior notice to Tenant, shall have the right to remove any items so stored and to bill Tenant for the cost of removal and storage as Additional Rent.

8.3. Janitorial and Trash Service. Tenant, at Tenant's sole cost and expense, shall perform all janitorial services for the Premises to Landlord's reasonable satisfaction and in such manner so as to maintain the Premises as a first-class building. Tenant shall promptly remove all trash from the Premises to the dumpster designated by Landlord for Tenant's use and shall comply with all laws, regulations and ordinances relating to recycling and disposal of trash generated by Tenant at the Premises.

9. USE AND COMPLIANCE WITH LAWS.

9.1. Permitted Use. Tenant shall use the Premises only for the Permitted Use set forth in the Basic Lease Information and uses incidental thereto. Tenant shall not permit the Premises to be vacant nor shall Tenant permit the Premises to be used for any illegal or non-permitted purpose or in any manner which would tend to damage any portion thereof or interfere or obstruct the rights of other tenants or occupants of the Building.

9.2. Insurance Risks. Tenant shall not conduct any activity or permit any activity to be conducted or place any equipment in or about the Premises or the Building which would in any way increase the rate of fire insurance or other insurance on the Building.

9.3. Compliance with Applicable Laws. Tenant shall comply with all applicable laws, regulations, ordinances, and directives of the Federal Government, state and municipality in which the Premises are located as well as all judicial orders and the requirements of any Board of Fire Underwriters (or any other body exercising similar functions) as are in effect during the Term of this Lease, including without limitation, those relating to hazardous materials or substances, and occupational safety and health, and, at Tenant's sole cost and expense, shall perform any act or obligation arising from or as is necessary to achieve such compliance. At all times during this Lease, Tenant shall maintain and comply with all permits, licenses or other authorizations required by any governmental authority or agency for Tenant's occupancy or operations at the Premises.

9.4. Americans With Disabilities Act. In amplification of Tenant's obligations under Section 9.3 above and not in limitation thereof, **during the Term of this Lease,** Tenant shall be fully responsible for compliance with the Americans With Disabilities Act of 1990, as amended from time to time (the "ADA"), and for all alterations required to be made to the Premises due to changes in or regulations under the ADA **occurring after the Commencement Date** or judicial interpretations of the requirements of the ADA or changes in Tenant's use of the Premises or in the nature of Tenant's conduct of business at the Premises (including, but not limited to, any changes in use or business conduct arising out of a sublease or assignment or resulting in the Premises being deemed a "place of public accommodation" under the ADA) or Alterations made by Tenant.

9.5. Equal Employment Opportunity and Affirmative Action. The Landlord shall request that High Associates Ltd. or subsequent management company shall adhere to the following Affirmative Action statement of policy. It is the policy of High Associates Ltd. to recruit, hire, train and promote persons in all job titles, without regard to race, color, religion, age, sex, national origin, disability, marital status, sexual orientation, citizenship status or veteran status. High Associates Ltd. will base decisions on employment so as to further the principles of equal employment opportunity. High Associates Ltd. will ensure that promotion decisions are in accord with principles of equal employment opportunity by imposing only valid requirements for promotional opportunities. High Associates Ltd. will ensure that all personnel actions such as compensation, benefits, transfers, layoffs, return from layoff, Company sponsored training, education, tuition assistance, social and recreational programs will be administered without regard to race, color, religion, sex, age, national origin, disability, marital status, sexual orientation, citizenship status or veteran status.

9.6. Hazardous Materials.

(a) Use of Hazardous Materials Generally Prohibited. Tenant shall not, without Landlord's prior written consent, which consent may be withheld, conditioned, or delayed in Landlord's sole and absolute discretion, (i) cause or permit any Hazardous Materials (defined below) to be used, placed, stored, generated, handled, manufactured, treated, transported, released, or disposed of in, on, under, from, above, or about

the Property or any portion thereof by Tenant or by any assignee or sublessee of Tenant or by the respective agents, employees, contractors, or invitees of Tenant or any assignee or sublessee of Tenant (collectively, the "Premises Users") or (ii) cause or permit any Hazardous Material to be incorporated into any improvements or alterations which any Tenant or any other Premises User makes or causes to be made to the Leased Premises, nor shall the use or occupancy of the Leased Premises by Tenant or any Premises User result in any Hazardous Materials Contamination (defined below). For purposes of this Lease, the following terms shall have the meanings herein specified:

1) **"Hazardous Materials"** shall mean any hazardous or toxic chemical, substance, material, waste, or product which is or becomes regulated by any local governmental authority, the State of Florida, or the United States Government (including, without limitation, (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C.A. §§ 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.A §§. 9601 et seq.), as amended from time to time, and regulations promulgated thereunder; (iii) asbestos, polychlorinated biphenyl's, or other substances specifically regulated under the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), as amended from time to time, and regulations promulgated thereunder; (iv) pesticides specifically regulated under the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.A. §§ 135 et seq.), as amended from time to time, and regulations promulgated thereunder; (v) storage tanks, whether or not underground and whether empty, filled, or partially filled with any substance, (vi) the presence of oil, petroleum products, and their by-products; (vii) any substance the presence of which in or about the Property is prohibited by any governmental authority or which is hereafter classified by any governmental authority as a hazardous or toxic waste, material, substance, or similar phraseology; (viii) potentially injurious to the public health, safety, or welfare, the environment, or the Property; or (ix) requires special handling or notification of or is otherwise regulated or monitored by any federal, state, or local governmental authority in the collection, handling, storage, treatment, transportation, or disposal thereof.

2) **"Hazardous Materials Contamination"** shall mean the generation, release, spillage, leakage, dumping, discharge, emission, or disposal of Hazardous Materials (whether presently existing or hereafter occurring) in, on, under, from, above, or about the buildings, improvements, facilities, soil, ground water, air, or other elements in, on, under, from, above, or about the Property or any other property as a result of Hazardous Materials at any time emanating from the Property.

3) **"Applicable Environmental Law"** shall mean any applicable current and future federal, state, or local Law and replacement, modifications or additions to such laws governing Hazardous Materials or Hazardous Materials Contamination.

(b) DeMinimus Use of Hazardous Materials Permitted. Notwithstanding the foregoing, Tenant shall be permitted to store, use, and dispose of de minimus amounts of Hazardous Materials ~~which are incidental to~~ **as is necessary in the ordinary course of** Tenant's ~~use of the Leased Premises~~ **business** in accordance with the use permitted under the Lease; provided, however, that such Hazardous Materials and all containers therefor shall be stored, used, handled, transported, and disposed of in a manner that complies with all Applicable Environmental Laws.

(c) Annual Notices. Within seven (7) days of the commencement of each Lease Year (defined below) Tenant shall disclose to Landlord the names and approximate amounts of all Hazardous Materials which Tenant intends to use, place, store, handle, or dispose of in, on, under, from, above, or about the Leased Premises in the coming Lease Year. In addition, within seven (7) days of the commencement of each Lease Year (beginning with the second Lease Year), Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials that to Tenant's knowledge were actually used, placed, stored, handled, or disposed of in, on, under, from, above, or about the Leased Premises, if such materials were not previously identified to Landlord at the commencement of the previous Lease Year. The term "Lease Year" as used in this Lease shall mean any twelve (12) month period beginning with the Commencement Date and each twelve (12) month period beginning on any anniversary date thereof.

(d) Other Notices. Without limiting Tenant's obligations as set forth in the preceding paragraph, Tenant shall give written notice to Landlord immediately upon Tenant's acquiring knowledge of (i) the presence of any Hazardous Materials in or about the Leased Premises (subject to the provisions of subparagraph (b) hereof) or of any Hazardous Materials Contamination with a full description thereof, (ii) any enforcement, clean-up, removal, or other governmental action instituted, completed, or threatened with regard to Hazardous Materials released by any Premises User involving the Leased Premises, the Building, or the Property, (iii) any claim made or threatened by any person against Landlord, Landlord's Mortgagee, Tenant, or the Property related to damage,

contribution, cost recovery, compensation, loss, or injury resulting from or claimed to result from any Hazardous Materials released by any Premises User, (iv) any reports made to any environmental or other agency arising out of or in connection with any Hazardous Materials released by any Premises User and Hazardous Materials at or removed from the Leased Premises, the Building, or the Property, including any complaints, notices, warnings, or assertions of any violation in connection therewith, and (v) any spill, release, discharge, or disposal of Hazardous Materials by any Premises User that occurs with respect to the Leased Premises or any Premises User's use thereof, including, without limitation, those that would constitute a violation of any applicable Health and Safety Code, or any applicable federal, state, or local Laws.

(e) Remediation. Tenant shall immediately remediate with reasonable promptness and in accordance with all Applicable Environmental Laws (and the provisions hereof) any Hazardous Material released by any Premises User in, on, under, from, above, or about the Leased Premises, the Building, or the Property during any Premises User's use or occupancy of the Leased Premises (whether occurring before or after the expiration of the Term or any earlier termination of this Lease) which is either (i) required to be remediated by Applicable Environmental Laws or (ii) represents an imminent and unreasonable threat of injury to persons or property; provided, however, that Tenant shall not take any remedial action related to any Hazardous Materials or any Hazardous Materials Contamination and shall not enter into a settlement, consent decree, or compromise in response to any claim related to any Hazardous Materials or any Hazardous Materials Contamination without first notifying Landlord in writing of any such proposed action and affording Landlord a reasonable opportunity to appear, intervene, or otherwise participate in any discussion or proceeding for purposes of protecting Landlord's interest in the Property. In addition, to the extent that any Premises User brings, places, holds, treats, disposes of, or utilizes any chlorofluorocarbons on or about the Leased premises, Tenant shall remove all such chlorofluorocarbons prior to the expiration of the Term or any earlier termination of this Lease, regardless of whether such chlorofluorocarbons are then defined, recognized, known, or supposed to be Hazardous Materials.

(f) Landlord Access to Confirm Compliance. Notwithstanding the foregoing, Landlord shall have the right, but not the obligation, without in any way limiting either Tenant's obligations or Landlord's other rights and remedies under this Lease, to enter onto the Leased Premises or to take such other actions as it deems necessary or advisable to (i) verify compliance by Tenant with this Lease and with Applicable Environmental Laws and to employ experts and consultants in connection therewith and to advise Landlord with respect to the Premises Users' activities relating to the installation, operation, use, maintenance, or removal of Hazardous Materials from the Leased premises, the Building, or the Property, and (ii) cleanup, remove, resolve, minimize, or remediate the impact of or otherwise deal with, any Hazardous Materials or Hazardous Materials Contamination on the Property following receipt of any notice from any person or entity asserting the existence of any Hazardous Materials or Hazardous Materials Contamination pertaining to the Property or any part thereof which, if true, could result in an order, suit, imposition of a lien on the Property, or other action which, in Landlord's sole opinion, could jeopardize Landlord or Landlord's Mortgagee's interest in the Property. Any such acts undertaken by Landlord shall be at Tenant's sole cost and expense and Tenant shall immediately reimburse Landlord for any and all costs and expenses so incurred including, without limitation, investigatory and consulting costs, attorneys' fees, and Landlord's overhead.

(G) INDEMNITY. TENANT SHALL DEFEND, INDEMNIFY, PROTECT, AND HOLD HARMLESS LANDLORD AND LANDLORD'S PARTNERS, PARENTS, AFFILIATES, DIVISIONS, AND SUBSIDIARIES AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, PARTNERS, MEMBERS, SHAREHOLDERS, AGENTS, AND EMPLOYEES (COLLECTIVELY, THE "LANDLORD PARTIES") FROM AND AGAINST ANY CLAIMS, DEMANDS, PENALTIES, FINES, LIABILITIES, ACTIONS, SETTLEMENTS, JUDGMENTS, DAMAGES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES [INCLUDING THOSE INCURRED IN CONNECTION WITH THE DEFENSE OR PROSECUTION OF THE INDEMNIFIABLE CLAIM AND THOSE INCURRED IN CONNECTION WITH THE ENFORCEMENT OF THIS PROVISION] AND CONSULTANTS' FEES, COURT COSTS, AND OTHER LITIGATION EXPENSES) OF WHATEVER KIND OR NATURE, KNOWN OR UNKNOWN, CONTINGENT OR OTHERWISE, INCURRED OR SUFFERED BY OR ASSERTED AGAINST SUCH INDEMNIFIED PARTY (COLLECTIVELY, THE "CLAIMS, COSTS, AND DAMAGES") ARISING OUT OF OR IN ANY WAY RELATING TO (I) TENANT'S BREACH OF ANY OF ITS COVENANTS OR OBLIGATIONS UNDER THIS SUBSECTION 9.6; (II) THE PRESENCE, SPILLAGE, DISCHARGE, DISPOSAL, RELEASE, OR THREATENED RELEASE AND SUBSEQUENT REMEDIATION OF ANY HAZARDOUS MATERIALS OR ANY HAZARDOUS MATERIALS CONTAMINATION CAUSED, SUFFERED OR PERMITTED TO BE CAUSED BY TENANT OR ANY OTHER PREMISES USER; (III) ANY

PERSONAL INJURY (INCLUDING DEATH) OR PROPERTY DAMAGE (REAL OR PERSONAL) ARISING OUT OF OR RELATING TO SUCH HAZARDOUS MATERIALS OR HAZARDOUS MATERIALS CONTAMINATION **CAUSED BY TENANT OR ANY OTHER PREMISES USER**; OR (IV) THE APPLICABILITY OF ANY LAWS RELATING TO HAZARDOUS MATERIALS OR HAZARDOUS MATERIALS CONTAMINATION **ARISING OUT OF TENANT'S BREACH OF ANY OF ITS COVENANTS OR OLIGATIONS UNDER THIS SUBSECTION 9.6.** THE PROVISIONS OF THIS SUBPARAGRAPH (G) SHALL BE IN ADDITION TO ANY OTHER OBLIGATIONS AND LIABILITIES THAT TENANT MAY HAVE TO LANDLORD AT LAW OR IN EQUITY AND SHALL SURVIVE THE EXPIRATION OF THE TERM OR ANY EARLIER TERMINATION OF THIS LEASE.

9.7. Tanks. Tenant shall not bury nor place any underground or above-ground storage tanks at the Premises and/or the **B**uilding or the land on which same is located.

9.8. Landlord's Inquiries and Inspection. Tenant shall promptly and accurately respond in writing to all inquiries made by Landlord (including without limitation requests for documents) pertaining to Tenant's obligations under this ~~Lease or use of the Premises~~ **Sub-Section 9.6**. Landlord and any authorized agent or contractor hired by Landlord may enter the Premises at any time and from time to time for purposes of inspecting same and conducting tests thereupon as Landlord deems reasonably necessary to determine that Tenant is in compliance with this Lease, but Landlord shall not be obligated to do so. Unless an emergency exists, as determined by Landlord in its sole discretion, Landlord shall notify Tenant at least one (1) day in advance of any such inspection or testing and, to the extent practicable, shall conduct any such inspection or testing in such manner so as to minimize unreasonable interference with Tenant's business. The costs of such investigation and inspection shall be included as an Operating Expense unless it is determined that Tenant is in noncompliance with this Lease, in which case such costs shall be paid solely by Tenant as Additional Rent within ten (10) business days of Landlord's demand therefor, after which time interest at the Interest Rate shall be applied.

9.9. Notice of Violations. Tenant shall promptly notify Landlord of any violation of any applicable law which is alleged to have been committed at the Premises and shall forward to Landlord copies of any written communications, complaints, citations or other notices relating to the condition of the Premises or compliance with applicable laws (an "Action Notice"). Tenant promptly shall respond to any Action Notice, cure any violation of applicable laws and have dismissed any legal action commenced against Tenant or the Premises to the satisfaction of Landlord. Prior to undertaking same, however, Tenant shall propose to Landlord its intended course of action and proceed only with Landlord's approval of same, which shall not be deemed to be Landlord's guarantee that such action is appropriate nor impose any liability on same for Landlord.

9.10. Indemnification. In amplification of Tenant's obligations under Sections 9.6(g) and 15 and not in limitation thereof, Tenant shall indemnify, defend (with legal counsel selected by Landlord) and hold harmless Landlord from and against any and all claims, legal or equitable, damages for personal injury (including death) or harm to property (real or personal), liabilities, penalties, fines and costs (including without limitation, investigation and remediation costs, sums paid in private rights of action or in settlement of claims, legal fees, consultant fees and expert fees) and damages in the nature of loss of use of the Premises or the Building, or loss of a sale of the Building, arising out of or in any way connected to any condition caused or created by Tenant's failure to comply with its obligations under this Section 9. Landlord shall invoice Tenant, as Additional Rent, any and all fees and expenses Landlord incurs as a result of Tenant's failure to comply with its obligations under this Subsection 9.10. The Additional Rent shall be paid within ten (10) business days of Landlord's demand therefor, after which time interest at the Interest Rate shall be applied.

Landlord Indemnity. Notwithstanding anything to the contrary in this Lease, Landlord hereby represents and warrants to Tenant that as of the date of this Lease, Landlord is not aware of the presence of any Hazardous Materials located at the Building and/or Campus in violation of any Environmental Laws; Landlord is not aware of the presence of any asbestos or other hazardous substances in or around the Building and/or Campus and to the best of Landlord's knowledge, the Building and the Campus are not in violation of any Environmental Laws. Landlord agrees to indemnify, defend and hold Tenant, its officers, directors, partners, employees, and assigns, harmless from any liability, cost, damage, claim, including reasonable attorneys' fees, and the cost of any required or necessary repair, cleanup, remediation or detoxification, to the extent arising out of the presence of any Hazardous Materials in, on, or under the Building and/or Campus (or any portion thereof, that was either caused by Landlord its employees, agents, representatives, customers or invitees or was in existence prior to the Commencement Date.

9.11. Survival. The provisions of this Section 9 shall survive the scheduled expiration or earlier termination of this Lease, and, in addition to performance of the obligations hereby required, Tenant shall continue to pay rent, even though this Lease may have been terminated, until Tenant has completed the performance of all of its obligations hereunder.

10. INSURANCE.

10.1. Tenant's Required Coverage.

(a) Tenant, at Tenant's sole cost and expense, shall carry and maintain during the Term of this Lease the following types of insurance, in the amounts and form hereinafter provided:

(1) General Liability. Comprehensive general liability insurance on an occurrence basis with a combined single limit for each occurrence of not less than two million dollars ($2,000,000) (with inflation endorsement) or such larger amount as may hereafter be reasonably requested from time to time by Landlord, insuring against any and all liability with respect to the Premises or arising out of Tenant's maintenance, use or occupancy thereof.

(2) Tenant's Property and Improvements. Insurance providing protection against any peril included within the standard forms of "Special Form Causes of Loss" or "All Risk" property insurance policies, together with insurance against sprinkler damage, theft, vandalism and malicious mischief, covering all property owned by Tenant which is located at the Premises, including the Tenant Improvements, Tenant's trade fixtures, merchandise and personal property from time to time in, or upon the Premises, and all personal property of others in Tenant's possession, in an amount not less than the full replacement cost thereof without deduction for depreciation as may be customarily carried by tenants of similar properties as Landlord may reasonably require from time to time.

(b) Policy Form. All policies of insurance required to be carried by Tenant hereunder shall be issued by insurance companies with general policyholders' rating of not less than A and a financial rating of A-,VII or better as rated in the most currently available "A.M. Best's Ratings" and qualified to do business in the state or municipality in which the Premises is located. All policies shall be in form and content acceptable to Landlord and shall name Landlord and such other persons or entities as Landlord specifies from time to time as additional insureds. Each policy shall provide (1) that Landlord, although named as additional insured, shall nevertheless be entitled to recovery under said policy for any loss occasioned by reason of the acts or negligence of Tenant or Tenant's officers, employees or agents, and (2) the company writing said policy shall give to Landlord written notice not less than twenty (20) days in advance of any modification, cancellation or nonrenewal of such insurance coverage. All policies shall be written as primary policies, without deductible, not contributing with, and not in excess of coverage which Landlord may carry.

(c) Delivery of Policies. Certified copies of such policies of insurance or certificates thereof shall be delivered to Landlord no later than ten (10) days prior to Tenant's possession of the Premises, and thereafter no later than thirty (30) days prior to the expiration of the term of such policy. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. Tenant shall permit Landlord at all reasonable times to inspect the policies of insurance required to be maintained by Tenant hereunder.

(d) Blanket Policy. Notwithstanding anything to the contrary contained within this Section 10, Tenant's obligations to carry the insurance herein required may be provided through a blanket policy of insurance carried and maintained by Tenant; provided, however, that (1) Landlord and others hereinabove mentioned shall be named as an additional insured thereunder as their interests may appear, (2) the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance, and (3) the requirements set forth herein are satisfied.

10.2 Landlord's Required Coverage. Landlord shall procure and maintain in full force and effect during the Term of this Lease, a nonassessable policy of fire insurance, which insurance shall include protection against those occurrences covered by standard "extended coverage" clause. The cost of such insurance shall be an Operating Expense. If, however, the annual premiums charged to Landlord for such insurance exceed the standard premium rates because of Tenant's operations or equipment upon the Premises, then Tenant shall pay such additional premium amounts as Additional Rent. If, however, as a result of Tenant's operations or equipment upon the Premises, Landlord is unable to obtain such insurance coverage at normal rates, Landlord shall have the right to terminate this Lease effective on such date as Landlord's coverage shall expire, be canceled or nonrenewed.

10.3. Waiver of Subrogation.

(a) Tenant, for itself and any party claiming through or under Tenant by way of subrogation or otherwise, hereby waives any claims against Landlord and/or Landlord's Affiliates (as defined in

Section 15(c)) for loss or damage to property covered by insurance maintained by Tenant or any party making its claim through or under Tenant, even if such loss or damage shall have been caused by the fault or negligence of Landlord or any of Landlord's Affiliates or anyone for whom they may be responsible.

(b) Landlord, for itself and any party claiming through or under Landlord by way of subrogation or otherwise, hereby waives any claim against Tenant, its officers, directors, partners, shareholders or employees, for loss or damage to property covered by insurance maintained by Landlord or any party making its claim through or under Landlord, even if such loss or damage shall have been caused by the fault or negligence of Tenant or anyone for whom Tenant may be responsible. Such waiver shall not, however, be deemed to prevent Landlord from declaring Tenant in default of this Lease if the action or omission giving rise to the loss or damage also shall constitute a default under this Lease.

(c) The waivers made pursuant to this Section 10.3 shall apply not only to loss or damage occurring on the Premises, but for loss or damage to property which may occur in the Building, the Common Areas and the Campus. Such waivers shall be effective, however, only of and with respect to any loss or damage occurring during such time as the insured party's policy or policies of insurance covering said loss or damage shall contain a waiver of the insurer's right of subrogation and a provision to the effect that such waiver shall not adversely affect or impair said insurance or prejudice the right of the insured to recover thereunder (the "Validation Provision"). Landlord and Tenant shall cause their respective insurers to include in their respective policies a Validation Provision which has the same effect as the foregoing.

(d) The obligations of this Section 10.3 are mutual and shall be effective only during such times as Landlord and Tenant have in effect policies of property casualty insurance which include a Validation Provision. Each party shall deliver to the other evidence reasonably satisfactory to the requesting party of the required coverage (with Validation Provision) within ten (10) business days of the other party's request therefor. If the waivers created by this Section 10.3 shall be determined to contravene any law with respect to exculpatory agreements and are thereby rendered unenforceable, the liability of the party in question shall be deemed not released but shall be secondary to the other's insurer.

11. FIRE OR CASUALTY.

11.1. Insured Casualty.

(a) In case of damage to the Premises by a risk insured against by Landlord, Landlord, unless it shall otherwise elect as hereinafter provided, shall repair the Premises to substantially the condition which existed prior to such damage, with reasonable dispatch after receiving from Tenant written notice that damage has occurred, but without obligation to do so until Landlord has received confirmation from its insurance carrier and all mortgagees holding mortgages on the Building that adequate insurance proceeds will be available for repair or reconstruction. Landlord's restoration, however, shall be of only those portions of the Premises which were initially provided at Landlord's expense, and restoration of items within the Premises which were not provided at Landlord's expense shall be Tenant's obligation.

(b) Notwithstanding subparagraph (a) above, if damage to the Premises exceeds fifty percent (50%) of its fair market value prior to such damage, as determined by a reputable fire adjuster or contractor selected by Landlord or Landlord's insurer (the "Damage Estimate"), then either party may terminate this Lease in the manner herein provided, in which event all Rent shall abate and this Lease terminate as of the date said damage occurred. Tenant shall notify Landlord in writing of its decision to terminate this Lease within thirty (30) days after delivery of the Damage Estimate to Tenant ("Tenant's Notice Period"). Tenant's failure to terminate this Lease by written notice of termination delivered to Landlord within Tenant's Notice Period shall be conclusively construed as Tenant's agreement for this Lease to continue; subject, however, to Landlord's right to terminate this Lease by written notice delivered to Tenant within thirty (30) days after the expiration of Tenant's Notice Period. If neither party terminates this Lease, then Landlord shall commence restoration, and Rent shall abate to the extent described in Subsection (c) below.

(c) If the damages are such as to render the Premises untenantable, as reasonably determined by Landlord, Rent shall abate in proportion to the portion of the Premises affected by such damage or of which Tenant has been deprived use as a result of such damage or reconstruction, as reasonably determined by Landlord. Such abatement shall commence as of the date of such damage and end when restoration of the Premises is Substantially Completed (as defined in Section 2.2 hereof) or Tenant's business is totally or partially resumed **within the Premises**, whichever is earlier.

11.2. Uninsured Casualty. If damage or destruction of all or any portion of the Premises and/or the Building is not fully covered by insurance proceeds received by Landlord, Landlord shall have the right to terminate this Lease by written notice of termination delivered to Tenant within thirty (30) days after Landlord has

been notified in writing that said damage or destruction is not fully covered by insurance. In such case, this Lease shall terminate as of the date ~~specified in Landlord's notice to Tenant~~ **of damage.**

11.3. Mortgagee's Right. If the holder of any indebtedness secured by a mortgage covering the Building requires that all or part of the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by written notice of termination delivered to Tenant within thirty (30) days after such requirement has been made in writing upon Landlord. In such case, this Lease shall terminate as of the date ~~specified in Landlord's notice to Tenant~~ **of damage.**

11.4. Damage Near End of Term. Notwithstanding any provision of this Lease to the contrary, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage or destruction occurs during the last year of the Term of this Lease (including any exercised renewal thereof), and, in such event, Landlord shall have the option to terminate this Lease in which case Rent shall abate as of the date said damage occurred.

11.5. Tenant's Compensation/Liability. In no case shall Tenant be compensated by Landlord for damages or loss in the use of the Premises or for any inconvenience occasioned by such damage or restoration. Notwithstanding Section 10.3, if any damage is caused by the negligence or improper conduct of Tenant or any of Tenant's employees, agents, contractors, licensees or invitees, Tenant shall be responsible for all damages not covered by insurance **which shall consist of Landlord's deductible.** ~~, including without limitation, any deductible paid by Landlord and Rent through the Term hereof, even if this Lease shall have been terminated.~~

12. EMINENT DOMAIN.

12.1. Termination Rights. If such portion of the Premises and/or the Building is condemned or taken by any governmental body or by any other body or agency possessing the power of condemnation as, in the reasonable determination of Landlord, substantially impairs the use or occupancy by Tenant of the Premises or Landlord's ability to perform its obligations under this Lease (a "Substantial Taking"), then either party shall have the right to terminate this Lease effective as of the date that possession is required to be surrendered to said authority, as set forth below. If Landlord determines that a Substantial Taking is to occur, then Landlord shall so notify Tenant in writing. Either party shall then have the right to terminate this Lease by written notice delivered to the other within sixty (60) days after delivery of Landlord's notice to Tenant of a Substantial Taking. The failure of Tenant or Landlord to deliver termination notice within the time limit set forth above shall be conclusively construed as such party's agreement for this Lease to continue.

12.2. Repair and Rent Adjustment. If a Substantial Taking is not to occur or if neither party terminates this Lease under subsection 12.1 above, Landlord shall promptly restore the Premises and/or the Building to substantially the same condition prior to such condemnation (less the portion thereof lost in such condemnation), but without obligation to do so until Landlord receives the compensation awarded to Landlord on account of such taking and confirmation from all mortgagees holding mortgages on the Building that the award shall be made available to Landlord for restoration. In the event the compensation awarded to Landlord and made available by such mortgagees is inadequate to fully cover the cost of necessary repairs or restorations, Landlord may terminate this Lease. If this Lease is not terminated by Landlord, then Base Rent and Tenant's Share shall be proportionately reduced by the portion of the Premises and/or Building of which Tenant shall have been deprived on account of said condemnation, as reasonably determined by Landlord, such adjustment to be effective as of the date possession is required to be surrendered to the condemning authority.

12.3. Temporary Condemnation. If such condemnation or taking is for temporary use only, this Lease shall continue in full force and effect, and Tenant shall continue to comply with all of the provisions hereof, except as such compliance shall be rendered impossible or impracticable by reason of such temporary taking. Rent shall abate as reasonably determined by Landlord during the course of a temporary taking of the Premises or a portion thereof to the extent and for the period of time that the Premises or portion thereof so taken shall have been rendered untenantable.

12.4. Condemnation Awards. Tenant shall not be entitled to receive any part of any award or awards that may be made to or received by Landlord relating to loss of the Premises and/or the Building, or any part thereof, and Tenant hereby assigns to Landlord any share of such award as may be granted to Tenant. Notwithstanding the foregoing, Tenant, at its sole cost and expense, may pursue independent proceedings against the public authority exercising the power of condemnation to prove and establish any damage Tenant may have sustained relating to Tenant's business and relocation expenses, provided any such compensation does not diminish Landlord's award.

12.5. Mortgagee's Rights. If the holder of any indebtedness secured by a mortgage covering the Building requires that the condemnation proceeds be applied to such indebtedness, then Landlord shall have the

right to terminate this Lease by written notice of termination delivered to Tenant within thirty (30) days after such requirement has been made in writing upon Landlord. In such case, this Lease shall terminate as of the date specified in Landlord's notice to Tenant.

13. ALTERATIONS.

13.1. Consent Required.

(a) Tenant shall not make any alterations, additions or improvements to the Premises including without limitation the building systems ("Alteration" or "Alterations") without the prior written consent of Landlord which Landlord may withhold in its sole discretion; **provided however, Tenant shall have the right to perform, without Landlord's consent, certain interior Alterations that are cosmetic in nature, do not cost in excess of $10,000 in the aggregate per Lease Year, and do not affect any mechanical or electrical systems, structural components or plumbing in the Building.** In no event shall any Alteration weaken the structure of or impair the Building of which the Premises are a part.

(b) In connection with any request for Landlord's consent, Tenant shall deliver to Landlord full and complete plans and specifications of the proposed Alteration. By approving any request for an Alteration, Landlord does not expressly or implicitly covenant or warrant that the plans and specifications for such Alteration are accurate, safe or sufficient, or that the same comply with any applicable laws, ordinances, building codes, zoning requirements and like regulations (the "Building Standards"). Tenant shall be solely responsible for compliance with the Building Standards and for obtaining all necessary permits and governmental approvals, including a Certificate of Occupancy upon completion of the Alterations, if required by the municipality in which the Premises are located copies of which shall be provided by Tenant to Landlord prior to the start of work or at the completion of work, as relevant. All Alterations (and restoration of the Premises following removal of same when permitted or required hereunder) shall be done in a good and workmanlike manner in compliance with the Building Standards and conditions of any permits and approvals.

(c) Tenant shall reimburse Landlord **up to $1,000.00** for Landlord's expenses incurred (including any engineering, architectural or legal fees) in connection with reviewing any request by Tenant to make any Alteration and/or coordinating the construction or removal of such Alteration. Such sums shall be due as Additional Rent within ten (10) business days of Landlord's demand, after which time interest at the Interest Rate shall be applied.

13.2. Removal at Lease Termination. All Alterations shall remain on the Premises at the termination of this Lease and shall become the property of Landlord, unless Landlord, at the time it consented to the Alteration, required same to be removed at the termination of this Lease. In such case, Tenant, at Tenant's sole cost and expense, shall remove the Alteration and repair all damage resulting from such removal and shall restore the affected areas to a condition reasonably compatible with the remainder of the Premises as reasonably determined by Landlord or, at Landlord's option, shall pay to Landlord all costs necessary to accomplish such removal and restoration. The obligations of this Subsection 13.2 shall survive the scheduled expiration or earlier termination of this Lease.

13.3. Contractors and Lien Waivers.

(a) Any contractors employed by Tenant to construct any Alterations or restoration of the Premises shall be approved by Landlord in writing and shall carry contractor's liability insurance which covers Landlord as additional insured, covering bodily injury in such amounts as may be customary and appropriate for the Alteration undertaken, as reasonably determined by Landlord. Landlord's approval shall not be construed as an endorsement of the contractor selected or as a guarantee of the contractor's performance. Tenant shall provide proof of such insurance acceptable to Landlord prior to commencement of any work on the Premises.

(b) Prior to commencement of any Alterations, Tenant shall procure waivers of mechanics liens from all contractors and copies of said waivers shall be delivered to Landlord prior to construction commencement. Tenant shall promptly pay and discharge all claims for labor done or supplies furnished to Premises. Tenant shall provide Landlord evidence of payment as Landlord may reasonably request.

14. SIGNS AND APPEARANCE OF PREMISES.

14.1. Signs. Landlord shall provide one outside sign per Building which shall include the name of Tenant. Landlord also shall letter the entrance door to the Premises with the name of Tenant.

14.2. Exterior. Tenant shall not place or cause to be placed on the exterior of the Premises, or visible from the exterior of the Premises, or upon the roof or on any exterior door or wall or on any part of the Common Areas, any sign, awning, canopy, marquee, advertising matter, decoration, lettering, or any other thing of any kind (exclusive of the signs, if any, which may be provided for in the Tenant Improvements), without the prior written consent of Landlord, which consent may be withheld at Landlord's discretion.

14.3. Interior. Except as otherwise provided in this Section 14, Tenant shall have the right, at its sole cost and expense, to maintain within the interior of the Premises all signs and advertising matter customary or appropriate in the conduct of Tenant's business; provided, however, that Tenant shall, upon demand of Landlord, immediately remove any sign, advertisement, decoration, lettering or notice which Tenant has placed or permitted to be placed in, upon, or about the Premises which is visible from the exterior of the Premises, and which Landlord deems objectionable or offensive in Landlord's sole discretion. If Tenant fails or refuses to do so, Landlord may enter upon the Premises and remove same at Tenant's sole cost and expense. Tenant shall maintain such signs in a neat, clear and orderly condition.

14.4. Sign Removal for Maintenance. Landlord shall have the right at any time and from time to time to remove any sign (interior or exterior) in order to paint or make repairs or alterations to the Premises. Landlord shall have the right to charge Tenant for all costs incurred by Landlord to remove ~~Tenant's~~ **Tenant installed** signs at the termination or earlier expiration of this Lease and to restore the areas affected by such sign removal to a condition which is compatible with the remainder of the Premises, in Landlord's reasonable discretion.

14.5. Windows. Tenant shall, at all times, maintain the interior windows of the Premises in a neat, clean and orderly condition. Landlord, at Tenant's expense, shall replace any broken window glass, (exterior or interior) with comparable quality materials.

14.6. General Appearance. Tenant acknowledges the appearance of the Premises affects the value of other nearby real estate and that Landlord has a direct economic interest in the appearance of the Premises. The appropriateness of such items, being a matter of aesthetic judgment, shall be entirely within the discretion of Landlord, and there shall not be any standard or requirement of equality between the Premises and other real estate owned by Landlord.

15. NON-LIABILITY AND INDEMNIFICATION OF LANDLORD.

(a) Release. Tenant hereby agrees that Landlord and Landlord's Affiliates, shall not be liable to Tenant, and hereby releases Landlord and Landlord's Affiliates, as defined in Section 15(c) for all liability to Tenant, for injury to any person (including bodily damage or death) or damage to any property (including real or personal property, whether by theft or any other casualty) happening in any manner in, on or about the Premises, the Building or the Common Areas from any cause whatsoever, unless caused solely by the ~~gross~~ negligence or willful misconduct of Landlord or Landlord's Affiliates, but neither Landlord nor Landlord's Affiliates shall be liable to Tenant for any such damage or loss to the extent that Tenant is compensated therefor by Tenant's insurance or would have been compensated therefor under policies which Tenant is required to carry under this Lease. In no event, however, shall Landlord or Landlord's Affiliates be liable for punitive or consequential damages, in any event, or for any loss or damage caused by or attributable to other tenants. Tenant agrees to the foregoing and makes the foregoing release on behalf of Tenant and any party claiming a right or interest through Tenant, including without limitation Tenant's owners, members, partners, shareholders, officers, directors, agents, contractors, subcontractors, employees, licensees or invitees (collectively, "Tenant's Agents").

(b) **Tenant** Indemnification. **Subject to Sub-Section 10.3**, Tenant hereby shall indemnify, defend (with legal counsel selected by ~~Landlord~~ **Tenant, but reasonably satisfactory to Landlord)**, and hold harmless Landlord and Landlord's Affiliates, ("Landlord Indemnities") from and against all liability whatsoever which may be imposed upon, incurred by, or asserted against Landlord Indemnities by reason of any of the following which shall occur during the Term of this Lease, or during any period prior to the Lease Commencement Date or after the expiration of this Lease when Tenant may have been given possession of, or access to the Premises, the Building, the Common Areas or any other part of the Campus: (1) use of the Premises, the Building, the Common Areas, or any other part of the Campus by Tenant or Tenant's Agents; (2) any repairs or Alterations or other work or act done in, on or about the Premises (including without limitation as a result of defect in design, material or workmanship) made by, or at the direction of Tenant or Tenant's Agents, except if such work or act is done or performed by Landlord or Landlord's Affiliates or contractors or subcontractors hired by Landlord or any of Landlord's Affiliates; (3) any negligence or wrongful act or omission on the part of Tenant or Tenant's Agents; (4) any accident, injury or damage to persons (including bodily injury and death) or property (real or personal) occurring in, or about the Premises, but not if caused ~~solely~~ by the gross negligence or willful misconduct of Landlord ~~Indemnities unless covered by insurance Tenant is required hereunder to provide~~ **or Landlord's agents, contractors, servants, invitees, customers or employees**; and (5) any failure on the part of Tenant to perform or comply with any provision of this Lease. Without limiting the generality of the foregoing, Tenant's obligations hereunder shall include all damages, obligations, penalties, fines, liens, claims, reasonable fees for legal counsel selected by Landlord, investigation costs, remediation costs and all other reasonable costs and expenses incurred by Landlord, or by its agents, employees, contractors or subcontractors. Tenant shall not settle or

compromise any such liability for which indemnification is sought hereunder without first obtaining Landlord's prior written consent, which Landlord may withhold in its sole discretion. **Tenant's obligations under this Section 15(b) shall survive the termination of this Lease.**

~~(c) The liability of Landlord and/or Landlord's Affiliates to Tenant or anyone claiming through Tenant shall be limited to Landlord's interest in the Building. The foregoing shall be absolute and without exception whatsoever.~~

(c) Landlord Indemnification. Subject to Sub-Section 10.3, Landlord hereby shall indemnify, defend (with legal counsel selected by Landlord, but reasonably satisfactory to Tenant), and hold harmless Tenant, its officers, directors, partners, employees, and assigns ("Tenant Indemnities") from and against all liability whatsoever that may be imposed upon, incurred by, or asserted against Tenant Indemnities to the extent arising out of (1) any injuries occurring within any portion of the Campus outside the Premises; (2) any injuries occurring within the Premises due to the gross negligence or willful misconduct of Landlord or Landlord's agents; (3) any negligent or intentional act or omission of Landlord or Landlord's agents, contractors, servants, invitees, customers or employees; (4) any failure on the part of Landlord to perform or comply with any provision of this Lease; and (5) the failure of any representation or warranty made by Landlord in this Lease to be true when made. Without limiting the generality of the foregoing, Landlord's obligations hereunder shall include all damages, obligations, penalties, fines liens, claims, reasonable fees for legal counsel selected by Tenant, investigation costs, remediation costs and all other reasonable costs and expenses incurred by Tenant, or by its agents, employees, contractors or subcontractors. Landlord's obligation under this Section 15(c) shall survive the termination of this Lease.

(d) When used in this Lease, the term Landlord's Affiliates shall mean any entity affiliated with High Properties through common ownership or under common control (including without limitation High Associates Ltd., High Construction Company and High Investors Ltd.), Landlord's property manager, and their respective owners, partners, members, shareholders, officers, directors, shareholders, and employees.

~~(d) This Section 15 shall survive the termination of this Lease with respect to any damage, injury, death or claim occurring before such termination, irrespective of when such claim is presented against Landlord.~~

16. ASSIGNMENT AND SUBLEASING.

16.1. General Provisions.

(a) Tenant shall not sell, assign, transfer, mortgage, pledge, or sublease the Premises, or any part thereof, nor permit occupancy of the Premises by any party other than Tenant, without Landlord's prior written consent ~~which Landlord may withhold in its sole discretion. For purposes of this Lease, any merger, consolidation, or sale or transfer of a controlling interest in Tenant (being 51% or more, whether accomplished in a single transaction or in a series of transactions) or a sale of all or substantially all of the assets of Tenant shall be deemed an assignment of this Lease requiring Landlord's prior consent. All of the foregoing events described in this Section shall be deemed to be a "Transfer."~~ **which Landlord may withhold in its sole discretion. It shall be reasonable for Landlord to withhold consent on users involved with alcohol, firearms, weapons of war, tobacco or pornography. Notwithstanding anything in this Lease to the contrary, Tenant shall not be required to obtain Landlord's consent for the following transfers (each a "Permitted Transfer"): (i) the assignment of this Lease to a parent, subsidiary, affiliate, or successor (by merger, consolidation, transfer of assets, assumption or otherwise) of Tenant; (ii) the assignment of this Lease to an entity which purchases substantially all of the interest in or assets of an operating division, group or department of tenant, or which purchases the majority of Tenant's business as conducted in the Premises; (iii) the transfer of a majority of controlling interest in Tenant; and (iv) the assignment of this Lease to an entity or entities created by the division of Tenant using the Premises into one or more separate corporations, partnerships, or other entities; provided that Tenant is not in default under this Lease beyond any applicable notice or cure periods at the time of the transfer, and Tenant gives Landlord written notice at least ten (10) days in advance of such sublease or assignment. To the extent that the entity which constitutes Tenant continues to exist following a Permitted Transfer, a Permitted Transfer shall not relieve Tenant of any liabilities arising hereunder.**

(b) In the event that Landlord's consent is requested, Tenant shall deliver to Landlord its request in writing along with notice as to (1) the identity, business and financial condition of the proposed subtenant or assignee, (2) the terms and conditions of the proposed sublease or assignment, and (3) the nature of the use of the Premises proposed by such assignee or subtenant. Tenant shall deliver such further information as Landlord may request to make its decision.

(c) In response to each request for Landlord's consent to a Transfer, Landlord shall have the option to terminate this Lease, provided, however, that if such Transfer shall be a sublease, termination shall apply only to the portion of the Premises for which Tenant has requested Landlord's consent to sublease. Landlord may exercise such option by notice to Tenant ("Landlord's Termination Notice") delivered within sixty (60) days of Tenant's request for Landlord's consent. Landlord's failure to timely deliver Landlord's Termination Notice shall be deemed Landlord's waiver of such rights with respect to Tenant's request then under consideration. Tenant shall have ten (10) days after receipt of Landlord's Termination Notice to notify Landlord in writing that Tenant rescinds its request for Landlord's consent to a Transfer, in which case this Lease shall continue in full force and effect. Tenant's failure to timely deliver such notice shall be deemed Tenant's assent to Landlord's Termination Notice, in which case the Lease shall terminate as of the effective date intended by Tenant for such Transfer, provided, however that if such Transfer shall be a sublease, termination shall be with respect only to the portion of the Premises for which Tenant has requested Landlord's consent to sublease.

(d) In the event that Landlord consents to any Transfer, Landlord shall be provided with a written agreement evidencing same which is acceptable in form and content to Landlord and by which the transferee assumes all obligations of Tenant hereunder including Tenant's agreement to the warrant of attorney contained in Section 17.2(e) hereof. At Landlord's option, upon any Transfer, (1) any amounts to be paid to Tenant in excess of Rent due hereunder shall be ~~paid to~~ **divided equally between** Landlord ~~without Landlord's application of same to Rent~~ **and Tenant**, and (2) the transferee shall remit directly to Landlord all rental amounts due or any consideration paid to Tenant on account of such Transfer when as and due to be paid to Tenant. The foregoing shall apply to any Transfer, even if Landlord has not consented thereto, but application thereof by Landlord shall not be deemed to release Tenant of liability for failure to obtain Landlord's consent or otherwise be deemed to prejudice Landlord's rights hereunder.

(e) In addition to prior notice of the Transfer to Landlord, Tenant shall notify the counterparty (to any merger, consolidation, sale or transfer of a controlling interest, or sale of all or substantially all of the assets of Tenant) that the effect of such Transfer is an assumption of the Lease by such counterparty. In the event Tenant fails to provide such notice to the counterparty within five days of Landlord's written request to Tenant, Tenant hereby agrees that Landlord may provide such notice to such counterparty.

(f) Tenant shall pay ~~all~~ **up to $1,000** of Landlord's cost and expenses (including reasonable fees for legal counsel) in connection with any request for Landlord's consent required hereby.

16.2. <u>Bankruptcy Considerations</u>.

(a) The prohibitions in this Lease against assignment or sublease by Tenant shall be construed to include assignments by operation of law or by voluntary assignment or for the benefit of creditors or which might otherwise be affected or accomplished by bankruptcy, receivership, attachment, execution or other judicial process or proceeding. If any assignment for the benefit of its creditors shall be made by Tenant, or if a voluntary or involuntary petition in bankruptcy or for reorganization, or for an arrangement shall be filed by or against Tenant, or if Tenant shall be adjudicated a bankrupt or insolvent, or if a receiver is appointed for Tenant or for all or a substantial part of its property, or if any such assignment or transfer by operation or law shall occur, then and in any such event, Landlord shall have the option to immediately terminate this Lease by written notice to Tenant.

(b) Notwithstanding the foregoing, if Tenant, as a debtor in possession (the "DIP"), or a trustee for the estate in bankruptcy of Tenant (the "Trustee"), assumes this Lease and proposes to assign this Lease, or sublet the Premises (or any portion thereof), pursuant to the provisions of the Federal Bankruptcy Code, 11 U.D.C. Sections 101 <u>et seq</u>., as amended from time to time (the "Bankruptcy Code"), to any person, partnership, corporation, or other entity (the "Proposed Assignee") who shall have made a <u>bona fide</u> offer to accept an assignment of this Lease or a subletting on terms acceptable to the DIP or the Trustee, then such assumption of this Lease and any such assignment or sublease shall be subject to all of the following:

(1) The DIP or the Trustee, as the case may be, shall give Landlord written notice, immediately after receipt by the DIP or the Trustee, as the case may be, of any offer to accept an assignment or subletting of this Lease, but in any event no later than ten (10) days prior to the date that the DIP or the Trustee, as the case may be, shall make application to a court of competent jurisdiction for authority and approval to enter into such assumption and assignment or subletting, which notice shall set forth: (i) the name and address of the Proposed Assignee; (ii) all of the terms and conditions of the Proposed Assignee's offer; and (iii) the adequate assurance to be provided to Landlord to assure the Proposed Assignee's future performance under this Lease, including, without limitation, the assurances referred to in Section 365 (b) (3) of the Bankruptcy Code. Landlord, upon receipt of such notice, shall have the prior right and option, to be exercised by notice to the DIP or the

Trustee, as the case may be, given at any time prior to the effective date of such proposed assignment or sublease, to accept an assignment or sublease of this Lease by any other assignee or sublessee acceptable to Landlord, upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by the Proposed Assignee, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

(2) If the Rent agreed upon between the DIP or the Trustee, as the case may be, and the Proposed Assignee under any proposed assignment or sublease of the Premises (or any part thereof) is greater than the Rent that Tenant must pay Landlord hereunder for that portion of the Premises that is subject to such proposed assignment or sublease, or if any consideration shall be received by the DIP or the Trustee, as the case may be, in connection with any such proposed assignment or sublease, then all such excess rental or such consideration, and any and all other moneys or other considerations payable to otherwise to be delivered in connection with such proposed assignment or sublease, shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of the DIP, the Trustee, or of the estate of Tenant, as the case may be, within the meaning of the Bankruptcy Code. Any and all moneys or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or turned over to Landlord.

(3) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease and each of the conditions and provisions hereof on and after the date of such assignment. Any such assignee shall, upon the request of Landlord, forthwith execute and deliver to Landlord an instrument, in form and substance acceptable to Landlord, confirming such assumption.

(4) Any proposed assignment of this Lease or sublease by the DIP or the Trustee, as the case may be, pursuant to provisions of the Bankruptcy Code shall provide adequate assurance of future performance under this Lease by the Proposed Assignee, which adequate assurance shall include, as a minimum, the following: (i) any Proposed Assignee of this Lease shall deliver to Landlord a security deposit in an amount equal to at least three (3) months Rent accruing under this Lease; (ii) an unqualified audited financial statement prepared in accordance with generally acceptable accounting principles consistently applied, dated no later than six (6) months prior to the effective date of such proposed assignment or sublease, which financial statement shall show the Proposed Assignee to have a net worth equal to at least twelve (12) months Rent accruing under this Lease, or, in the alternative, the proposed Assignee shall provide a guarantor of such Proposed Assignee's obligations under the assignment of this Lease, which guarantor shall provide an audited financial statement meeting the above requirements and execute and deliver to Landlord a guaranty agreement in form and substance acceptable to Landlord; and (iii) any Proposed Assignee shall grant to Landlord a security interest in favor of Landlord in all furniture, fixtures, and other personal property to be used by the Proposed Assignee on the Premises.

(c) Nothing contained in this Section shall be deemed a waiver of Landlord's other rights or remedies under this Lease in the event of any default by Tenant, nor shall the acceptance by Landlord of any Proposed Assignee constitute a waiver of Landlord's right to exercise any remedy hereunder for any default by Tenant, the Trustee or the Proposed Assignee. This Section shall only govern the Trustee and Tenant as DIP, and any assignment or sublease pursuant to such assumption, in the event of a proceeding under the Bankruptcy Code; it shall not apply to any assignment or sublease other than pursuant to the provisions of the Bankruptcy Code, nor shall it in any way limit Landlord's rights to damages or other relief in a proceeding under the Bankruptcy Code. The requirements set forth in this Section for the assumption and any assignment or sublease of this Lease in a proceeding under the Bankruptcy Code are intended by Landlord and Tenant to define the minimum acceptable requirements for any assumption of this Lease and any subsequent assignment or sublease thereof, and shall not constitute a waiver of, or in any way limit, Landlord's rights to petition a court of competent jurisdiction in a proceeding under the Bankruptcy Code for relief and protection in addition to that set forth herein.

17. DEFAULT OF TENANT.

17.1. Events of Default. In addition to defaults specified in other sections of this Lease, the occurrence of any of the following shall be a default by Tenant, and each shall constitute an "Event of Default" hereunder without **ten (10) days written** notice from Landlord unless expressly required herein:

(a) Tenant shall fail to pay Rent on its due date or shall fail to make any other payment when required pursuant to this Lease ~~(regardless of whether or not any legal or formal demand has been made therefor);~~ **and such failure is not cured within ten (10) days after delivery of written notice thereof to Tenant;**

(b) Tenant shall fail to pay Rent on its due date for three (3) or more occasions in any twelve (12) consecutive calendar month period (provided, however, that the foregoing shall not be construed as a limitation on Subsection (a) above or otherwise prejudice Landlord's right to hold Tenant in default for failure to pay Rent when due);

(c) Tenant shall violate or fail to perform any of the terms, conditions, covenants or agreements herein made by Tenant (other than those set forth in subsections 17.1(a), (b) and (d)-(h) inclusive ~~or where expressly declared to be an immediate default in other sections of this Lease~~) within thirty (30) days of written notice from Landlord;

(d) Tenant shall abandon ~~or vacate any material portion~~ of the Premises, whether or not Tenant is in default of the payments of Rent hereunder, and such abandonment ~~or vacation~~ shall continue for a period of ~~five (5)~~ **thirty (30)** business days after written notice thereof to Tenant by Landlord, which may be accomplished by sending notice to last known address of Tenant and posting notice on the door of the Premises:

(e) Tenant shall be adjudicated a bankrupt or file a voluntary petition in any bankruptcy or insolvency proceeding, or if any involuntary petition in any bankruptcy or insolvency proceeding shall be filed against Tenant and not discharged by Tenant within sixty (60) days from the date of filing;

(f) Tenant shall make or consent to an assignment for the benefit of creditors or a common law composition of creditors, without the prior written consent of Landlord;

(g) A receiver or trustee shall be appointed for all or substantially all of Tenant's assets; and/or

(h) Tenant shall make a transfer in fraud of creditors.

17.2. Remedies. Upon the occurrence of any Event of Default, Landlord shall have the following rights and remedies which shall be cumulative and are in addition to any other remedies available by law or equity:

(a) Lease Termination. Landlord shall have the right to immediately terminate this Lease and all rights of Tenant hereunder, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to do so, Landlord may, without notice and without prejudice to any other remedy Landlord may have, enter upon and take possession of the Premises and expel or remove Tenant and its effects without being liable to prosecution or any claim for damages therefor; and Tenant shall indemnify Landlord for all loss and damages which Landlord may suffer by reason of such termination, whether through inability to relet the Premises or otherwise, including loss of Rent for the remainder of the Term and any exercised renewals.

~~(b) Lease Termination and Rent Acceleration. Landlord shall have the right to immediately terminate this Lease and all rights of Tenant hereunder and to accelerate Rent in which event Tenant shall be liable for the total of: (1) any unpaid Rent which had accrued at the time of such termination, plus (2) Base Rent for the then entire unexpired Term of this Lease along with all amounts due as Additional Rent for the then entire unexpired Term of this Lease which shall be capable of precise determination at the time of Landlord's election to recover accelerated Rent; (3) Landlord's good faith estimate of all other amounts due as Additional Rent for the then entire unexpired Term of this Lease which shall not be capable of precise determination as aforesaid (and for such purposes no estimate of any such component of Additional Rent shall be less than the amount which would have been due if each such component continued at the highest monthly rate or amount in effect during the twelve months immediately preceding the Event of Default). For purposes of such calculation the Term of this Lease shall be the Term originally stated in the Basic Lease Information along with any exercised renewals thereof, taken without regard to any early termination of the Term by virtue of an Event of Default. Tenant also shall pay any other amount necessary to compensate Landlord for all damages proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of events would be likely to result therefrom, including without limitation costs of litigation and reasonable attorneys fees. Rent which accrued through the date of the Event of Default, shall include interest thereon at the Interest Rate, and accelerated Rent thereafter due shall accrue interest at the Interest Rate until payment in full is received by Landlord.~~

(c) Option to Rent.

(1) Landlord, without terminating this Lease, shall have the right to enter upon and take possession of the Premises without being liable to prosecution or any claim for damages therefor, and Landlord may relet the Premises or any part thereof for such Rent and upon such terms as Landlord deems appropriate in its sole discretion under the circumstances, (the "Mitigating Rent") with the right to make alterations and improvements to the Premises required by any new tenant as to place the Premises in a first-class rentable condition. If an amount equal to the full Rent which would have been paid by Tenant hereunder, plus the expenses incurred by Landlord in connection with such reletting, including without limitation, costs of cleaning, painting,

repairing or refitting the Premises, advertising, broker fees, municipal fees and legal fees for preparation and negotiation of the replacement lease (the "Relet Charges"), shall not be realized by Landlord in connection with such reletting, Tenant shall remain liable for all damages sustained by Landlord, including without limitation, any deficiency between the Mitigating Rent and the Rent and Relet Charges.

(2) Should that portion of the amounts received by Landlord as the Mitigating Rent during any month be less than the Rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon Landlord's demand therefor, and such amount shall accrue interest at the Interest Rate from the date of demand until payment is received by Landlord in full. Landlord shall have the right to bring suit for collection of Rent on a monthly basis without prejudice to Landlord's right to enforce collection of Rent for any subsequent month or, at Landlord's option, may be deferred until the expiration of the Term of this Lease, in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of the scheduled expiration of the Term of this Lease.

(3) Notwithstanding any provision hereof to the contrary, Landlord shall have no obligation or duty to relet or attempt to relet the Premises, and Landlord's failure to relet the Premises shall not release or affect Tenant's liability hereunder. Without in any way limiting the foregoing, Landlord shall have no obligation to relet the Premises or any portion thereof in preference or priority to any other space Landlord may have available for rent in the Building or the Campus, and, if Landlord endeavors or does rent the Premises or any portion thereof, it shall do so to further its own interest and shall not act as agent for Tenant with regard to any economic interest which Tenant may otherwise claim with respect to the Premises unless Landlord, by supplemental written agreement, is contracted by Tenant to do so.

(d) Removal of Contents by Landlord. Landlord shall have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises. All property removed by Landlord may be stored in a public warehouse or elsewhere at the cost of and for the amount of Tenant, without service of notice or resort to legal process (all of which Tenant expressly waives), and Landlord shall have no liability whatsoever to Tenant therefor, including without limitation liability for trespass, conversion or damage. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 17 shall be construed as an acceptance of a surrender of the Premises or an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction and Tenant's liability under this Lease shall continue until the Term and any exercised renewal option would have expired and such termination not occurred.

(e) Sale of Tenant's Property. Landlord may sell at public or private sale, all or any part of Tenant's property recovered by Landlord in accordance with the foregoing Subsection with or without having such property at sale. At any such sale, Landlord or its assigns may purchase unless otherwise prohibited by law. The proceeds from any such disposition, less any and all expenses (including without limitation sale and legal fees) connected with the taking of possession, holding and selling of Tenant's property, first shall be paid from the proceeds realized on such sale and the balance applied to amounts due to Landlord hereunder. Any surplus shall be paid to Tenant or as otherwise required by law, and Tenant shall remain responsible for any deficiencies. In connection herewith, Landlord shall have any and all of the remedies afforded to secured parties under the provisions of the Law in the State of Florida municipality wherein the Premises lies.

17.3. No Waiver. No waiver by Landlord of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of such covenant, condition, or agreement, or of any subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent herein stipulated shall be deemed to be other than on account of Rent, nor shall any endorsement or statement on any check or letter accompanying a check for payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy provided in this Lease. Payment received by Landlord when Tenant is in arrears shall be applied as Landlord determines. No re-entry by Landlord and no acceptance by Landlord of keys from Tenant shall be considered an acceptance of a surrender of this Lease.

17.4. Right of Landlord to Cure Tenant's Default. Whenever Tenant defaults in the making of any payment required hereinunder or in the doing of any act herein required to be made or done by Tenant, then Landlord, without prior notice to Tenant, may make such payment or do such act on Tenant's behalf but shall not be required to do so. All costs incurred by Landlord to satisfy Tenant's obligations, including without limitation payment of any penalty or fine which may be imposed as a result of Tenant's failure or violation, shall be paid by Tenant as Additional Rent within ten (10) business days of Landlord's demand for reimbursement (unless otherwise expressly provided herein), after which time interest shall be applied at the Interest Rate. The making of such

payment or the taking of such action by Landlord shall not operate to cure or waive such default by Tenant nor prevent Landlord from exercising any other remedy available to Landlord.

17.5 Collection Expenses. If Landlord consults an attorney or collection agency for the collection of any sums due from Tenant or otherwise in connection with Tenant's performance hereunder, Tenant, whether or not proceedings are instituted, shall reimburse Landlord for the reasonable fees for such agency and/or legal counsel and court costs, if any, incurred by Landlord within ten (10) business days of Landlord's demand for reimbursement (unless otherwise expressly provided herein), after which time interest shall be applied at the Interest Rate.

18. SURRENDER AT LEASE TERMINATION. Upon the scheduled expiration or earlier termination of this Lease, Tenant shall promptly surrender to Landlord the Premises, together with all building apparatus, machinery, replacements to mechanical and other systems serving the Premises, Alterations and fixtures (other than Tenant's trade fixtures) situated thereon, except for items which Landlord, in writing, may have permitted or required Tenant to remove at the termination of this Lease. Tenant shall return the Premises in substantially the same condition as the Premises were delivered to Tenant at the commencement of this Lease, reasonable wear and tear excepted. Prior to surrendering the Premises, Tenant, at Tenant's expense, shall have all carpets professionally cleaned (by steam or chemical process), all vinyl floors waxed and all unfinished floors broom-cleaned.

19. HOLDING OVER. In the event that Tenant shall not immediately surrender the Premises on the scheduled expiration or forfeiture earlier termination of this Lease, then, in addition to all remedies available to Landlord for Tenant's default, Tenant, as a result of such holding over, shall become a tenant at will, at twice the monthly installment of Base Rent due for the last month of the Term of this Lease together with all Additional Rent due hereunder, and otherwise upon the terms, conditions, covenants and agreements of this Lease, except for provisions which by their terms have expired. Tenant also shall be liable to Landlord for all damages which Landlord suffers because of any holding over by Tenant (whether with or without Landlord's consent, including without limitation reasonable attorneys fees), and Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay in delivering possession of the Premises to such other tenant or prospective tenant including without limitation costs of defense and reasonable attorneys fees. **If Landlord and Tenant are engaged in negotiations for a lease extension or a new lease during the final month of any term hereof, Landlord shall be deemed to have given Tenant consent to hold over at the same rental as then in effect unless Landlord gives Tenant fifteen (15) days written notice that such a holdover is not allowed.**

20. SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT.

20.1. Estoppel Certificate. Within fifteen (15) days after Landlord's request, Tenant shall provide an estoppel certificate in recordable form (See Exhibit G) that this Lease is in full force and effect and that there are no defenses or offsets thereto, or stating those claimed by Tenant, along with such other information as Landlord reasonably may request. Tenant's failure to deliver such statement within the time required shall be conclusive evidence of Tenant's certification that this Lease is in full force and effect, that there are no defenses or offsets thereto, and of such other information as Landlord has reasonably requested.

20.2. Attornment. Tenant shall attorn to any mortgagee or purchaser of the Premises.

20.3. Subordination. Tenant's rights hereunder are subordinate to the lien of any mortgage or mortgages, or to the lien resulting from any other method of financing or refinancing, or to any ground lease, now or hereafter in force against the land of which the Premises are a part, and to all advances made or hereunder to be made upon the security thereof. Regardless of the self-operating provision of this Section, if a prospective mortgagee requests Tenant to sign a subordination agreement, Tenant shall do so promptly; **provided that the mortgagee or trustee named in said mortgage or trust deed shall execute a commercially reasonable non-disturbance agreement in favor of Tenant on Lender's form reasonably acceptable to Tenant.**

20.4 Rights of Mortgagee. In the event of any act or omission of Landlord which would give Tenant the right to cancel or terminate this Lease, or to claim a total or partial eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to the holder of each mortgage and ground lease whose name and address shall have been furnished previously to Tenant in writing, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice, which reasonable period shall not be less than the period to which Landlord would be entitled under this Lease.

21. SUBDIVISION AND EASEMENTS. Tenant's use of the Building, Premises and the Common Areas, if any, shall be subject to all covenants, conditions, easements and restrictions now or hereafter affecting or encumbering the land on which same are located. Landlord reserves the right to (a) subdivide the land on which the Building is located, (b) alter the boundaries of the land on which the Building is located, and (c) grant easements on

the land on which the Building is located, and dedicate for public use portions thereof; provided, however, that no such grant or dedication shall materially interfere with Tenant's use of the Premises or materially reduce the type or quality of services provided by Landlord under this Lease. Tenant hereby consents, and subordinates this Lease, to such subdivision, boundary revision, and/or grant or dedication of easements and agrees from time to time, at Landlord's request, to execute, acknowledge and deliver to Landlord, in accordance with Landlord's instructions, all documents or instruments necessary to effectuate Tenant's consent thereto.

22 ADDITIONAL INSTRUMENTS. Tenant, at the request of Landlord, shall execute such additional instruments and further assurances as Landlord's mortgagee may request from time to time or as may be required by Landlord.

23. LIMITED ATTORNEY-IN-FACT. In the event Tenant shall fail to execute any such instruments or certificates to carry out the intent of Subsections 20.1, 20.2, 20.3, 20.4, or Sections 21or 22 within fifteen (15) days of Landlord's written request to execute such instruments or certificates, then Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant any such instruments or certificates.

24. LANDLORD'S COVENANT OF QUIET ENJOYMENT. Landlord covenants and warrants that Tenant, and all those claiming through Tenant, shall have quiet and peaceable enjoyment of the Premises by and through Landlord provided Tenant, and all those claiming through Tenant, are not in default of this Lease.

25. LANDLORD RIGHT OF ENTRY. Landlord shall have the right, during the last six (6) months of the Term, to place on any portion of the Premises signs or billboards indicating that the Premises are "For Sale" or "For Rent," but such signs shall be of such size and so placed as not to materially interfere with Tenant's occupancy. At all times during this Lease, Landlord, upon reasonable **advanced** notice to Tenant, shall be admitted to the Premises at reasonable hours of the day to view the Premises, including without limitation, the right to show the Premises to prospective purchasers, mortgagees, tenants or contractors.

26. ~~RIGHT TO RELOCATE TENANT. At any time and from time to time after Tenant's execution of this Lease, Landlord shall have the right, upon providing Tenant thirty (30) days notice in writing, to relocate Tenant to reasonably similar space elsewhere in the Building or other building within the Campus, of approximately the same size as the Premises and to move Tenant to said space. In the event that Landlord shall exercise such right subsequent to the actual occupancy of the Premises by Tenant, Landlord shall arrange for moving Tenant and shall pay the costs of moving Tenant to such new space, including the cost of new stationery to replace Tenant's existing supply and utility connection fees. Following any such relocation, this Lease, and each and all of the terms and covenants and conditions hereof, shall remain in full force and effect and thereupon be deemed applicable to such new space except that a revised floor plan shall become part of this Lease and shall reflect the location of the new space. Tenant's Share and Base Rent shall be adjusted to reflect the size of the new premises, but such adjustment shall not increase the Base Rent by more than five percent (5%), regardless of the size of the substituted premises. Should Tenant refuse to move to such new space at the end of said thirty (30) day period, Landlord shall have the right, in addition to exercising any other remedies provided in this Lease, to terminate this Lease by notice given to Tenant in writing within ten (10) days following the expiration of the aforesaid thirty (30) day period, which termination shall be effective as of the date specified in Landlord's notice. Tenant shall continue to pay Rent and perform all of its obligations hereunder until termination of this Lease.~~

27. RULES AND REGULATIONS. At all times during the Term, Tenant shall comply with all rules and regulations for the Building as set forth in Exhibit E attached hereto and made a part hereof, together with such amendments and supplements thereto as Landlord may from time to time reasonably adopt **which shall be communicated in advance to Tenant in writing**. Tenant shall at all times comply and cause its officers, employees, contractors, invitees and licensees to comply with any rules and regulations as Landlord may from time to time adopt.

28. FINANCIAL STATEMENTS. Tenants shall, at the request of the Landlord, furnish its current financial statements certified by an independent public accountant, and, if applicable, such annual or quarterly reports as Tenant may file with the Securities and Exchange Commission or any other government agency. Such financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied.

29. CORPORATE/PARTNERSHIP AUTHORITY. Tenant represents that the undersigned officer(s) or partner(s) have been duly authorized to enter into this Lease and that the execution and consummation of this Lease by Tenant does not and shall not violate any provision of any bylaws, certificate of incorporation, partnership agreement, or other agreement, order, judgment, governmental regulation or any other obligations to which Tenant is a party or is subject.

30. BROKER. **Landlord** Tenant ~~warrants~~ **each warrant and present to each other** that ~~it has~~ **they have** had no discussion, negotiations and/or other dealings with any real estate broker or agent other than the broker identified in the Basic Lease Information, if any ("Broker"), in connection with the negotiation of this Lease. **Landlord and** Tenant ~~knows~~ **know** of no other real estate broker or agent who is or may be entitled to any commission or finder's fee in connection with this Lease. **Landlord and** Tenant indemnifies, defends and holds ~~Landlord~~ harmless **each other** from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation, fees for legal counsel and costs) with respect to any leasing commission or equivalent compensation alleged to be owing on account of ~~Tenant's~~ **the indemnifying party's** discussions, negotiations and/or dealings with any real estate broker or agent other than Broker. This Section is not intended to benefit any third parties and shall not be deemed to give any rights to brokers or finders. Landlord shall pay any commission owing to Broker with respect to this Lease pursuant to a separate agreement or agreements entered with Broker. Absent written notice from Tenant to Landlord prior to the initiation of any discussions concerning the expansion or extension of Tenant's interest under this Lease, Broker's right to compensation of any kind shall be limited to that related to the initial Term.

31. CHANGE IN OWNERSHIP. In the event that the Building or Campus of which the Premises is a part is sold, or in the event of any change of legal title or equitable ownership thereof, all obligations and rights of Landlord hereunder shall be transferred to such purchaser or assignee, and Landlord's obligations shall terminate **as of the date of transfer** and Landlord shall be released and relieved from all liability and responsibility to Tenant. **After the transfer described in this Section 31,** Tenant shall look solely to such purchaser or assignee for the performance of said obligations or for the enforcement thereof. Each purchaser or assignee shall in turn have like privileges of sale, assignment and release.

32. RADON. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information may be obtained from your local public health department.

33. SUCCESSORS AND ASSIGNS. This Lease shall inure to the benefit of and shall bind the heirs, successors and permitted assigns of the parties hereto to the extent that such rights hereunder may succeed and be assigned according to the terms hereof.

34. DESCRIPTIVE HEADINGS. The descriptive headings of the sections are inserted for convenience only and shall not control or affect the meaning or construction of any of its provisions.

35. SERVICE OF NOTICE. All notices, demands or communications required by this Lease shall be in writing and shall be effective only if sent by United States certified mail, return receipt requested or overnight delivery deposited with a nationally recognized carrier with a receipt therefor. Notices shall be addressed to the other party at the addresses set forth in the Basic Lease Information, or at such other address as either party may have furnished to the other in accordance with this Section. Any notice so provided shall be deemed to have been delivered upon the earlier of (a) actual receipt, or (b) two (2) days after mailing by certified mail, return receipt requested, or (c) one (1) day after depositing with a nationally recognized overnight carrier.

36. SEVERABILITY. If any term, covenant, condition of provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Lease, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

37. TIME. Time is of the essence of every provision hereto. Notwithstanding the foregoing, Landlord shall not be liable for any delays caused by events beyond Landlord's control ("Force Majeure"), and any time limit provided herein or in the Work Agreement, if any, for the amount of any delay attributable to Force Majeure automatically shall be extended for the amount of any delay attributable to Force Majeure. Force Majeure shall include without limitation acts of God, strikes, lock-outs, acts of terrorism, riot or civil commotion, acts of war, fire or other casualty, requirements of governing authorities or inability to obtain necessary governmental permits and approvals.

38. ENTIRE AGREEMENT AND GOVERNING LAW. This Lease is the entire agreement of Landlord and Tenant and shall be governed and construed in accordance with the laws of the State of Florida. This Lease shall not be amended unless by written agreement signed by Landlord and Tenant.

39. CONSOLIDATION AND COUNTERPARTS. This Part II along with the accompanying Part I constitute one agreement and may be signed in any number of counterparts, each of which shall be an original and all of which together constitute one agreement binding on the parties hereto.

40. WAIVER OF TRIAL BY JURY. LANDLORD AND TENANT EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE AND OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDING FOR NONPAYMENT OF RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING.

IN WITNESS WHEREOF, and intending to be legally bound, Landlord and Tenant have caused this Lease to be signed by their duly authorized officers or agents under seal, the day and year first above written.

LANDLORD

HIGH PROPERTIES,
a Pennsylvania Limited Partnership
By: High General Corporation,
sole General Partner

11/26/12
Date

By
Print Name:
Title:
Mark C. Fitzgerald
Executive Vice President/Chief Operating Officer

TENANT

PARCUS MEDICAL LLC

By
Print Name: Mark Brunsvold
Title: President

By
Print Name:
Title:

Exhibit "A"

6423 Parkland Dr.
Approx. 17,472 Sq. Ft.



BREAK ROOM
ENTRANCE
STORAGE
MENS RESTROOM
LADIES RESTROOM

N →

APPROVED

LANDLORD	TENANT
BY:	BY:
ITS:	ITS:
DATE: 11/30/12	DATE:

EXHIBIT B
WORK AGREEMENT

THIS WORK AGREEMENT (this "Agreement") is entered into as of this 26th day of November, 2012, by and between **HIGH PROPERTIES** ("Landlord") and **PARCUS MEDICAL LLC**, ("Tenant").

RECITALS:

A. Concurrently with the execution of this Agreement, Landlord and Tenant have entered into a lease (the "Lease") covering certain premises (the "Premises") more particularly described in the Lease.

B. In order to induce Tenant to enter into the Lease, Landlord has agreed to make certain improvements to the Premises in accordance with the terms and upon the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the Lease and the mutual covenants hereinafter contained, and intending to be legally bound, Landlord and Tenant hereby agree as follows:

1. INCORPORATION OF LEASE. The Lease hereby is incorporated into this Agreement by reference to the extent applicable, and capitalized terms not otherwise defined herein shall have the same meaning given to them in the Lease.

2. TENANT IMPROVEMENTS. Landlord, at Landlord's sole cost, shall provide the following improvements:

- Replace carpet in offices and replace VCT tile in three (3) warehouse offices per sample.
- Repaint offices per sample and repaint warehouse walls and floor to match existing.
- Reinstall three (3) air conditioners in east warehouse and service remaining air conditioners.
- Replace two (2) Dutch doors in warehouse with full size doors.
- Replace 2x2 ceiling tiles in lobby, hallway and reception area of office.
- Replace all weather stripping on all warehouse and shipping area doors.
- Replace lights in east end office.
- Replace cove base in warehouse and shipping area.
- Clean eye wash station.

11/26/12
Date

NB
Tenant's Initials

MAT
Landlord's Initials

EXHIBIT C

SPECIFICATIONS FOR H.V.A.C. MAINTENANCE AGREEMENT

The scheduled maintenance for servicing HVAC Systems are set forth below:

Heat Pumps/Air Conditioning Units

Filter change	-	Quarterly
Pressures of refrigerant	-	Quarterly
Lubricate	-	Quarterly
Belt condition of air handlers	-	Quarterly
Check electrical connections	-	Quarterly

Gas/Oil Furnaces

Change filter if applicable	-	Quarterly
Adjust firing rate on nozzles	-	Quarterly
Lubricate appropriate points	-	Quarterly
Check belt tension and conditions (replace if necessary)	-	Quarterly
Clean and calibrate	-	Quarterly
Check electrical and pipe connections	-	Quarterly
Change oil filters on pumps	-	Quarterly

11/26/12 Date   NB Tenant's Initials   [signature] Landlord's Initials

EXHIBIT D

LAWN CARE

LAWN CARE:

Established turf area on all properties are to be uniformly green during the growing season and maintained at a height of 2-3". Prior to cutting, the grass is to reach a height of no more than 5 - 6". Grass clippings are to be removed frequently enough to maintain a thatch of no more than one inch.

All trees and shrubs are to be neatly trimmed and shaped as necessary in Landlord's sole discretion to present a well groomed appearance. Mulch beds are to be neatly edged, top dressed annually with 2" of fresh mulch, and weed free.

11/26/12		
Date	Tenant's Initials	Landlord's Initials

EXHIBIT E

RULES AND REGULATIONS

[Unless otherwise provided herein, capitalized terms shall have the definition provided in the Lease]

1. No part or the whole of the sidewalks, plaza areas, passages, courts, stairways, corridors or halls of the Building or land which the Building is located (herein, the "Property") shall be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the space leased to such tenant.

2. No awnings or other projections shall be attached to the outside walls or windows of the Building. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the space leased to any tenant other than those specified or supplied by Landlord. In the event such shades or screens are specified or supplied by Landlord, removal of same at any time is prohibited.

3. No sign, advertisement, object, notice of other lettering shall be exhibited, inscribed, painted, or affixed on any part of the outside or inside of the space leased to tenant so as to be visible from the exterior, without Landlord's prior written approval.

4. No showcase or other articles shall be put in front of or affixed to any part of the exterior of the Building.

5. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances (including, without limitation, coffee grounds) shall be thrown therein. All damage resulting from any misuse of the plumbing fixtures shall be the expense of the tenant who, or whose agents, employees, visitors, licensees, contractors or suppliers, shall have caused such damage.

6. No tenant, nor any of its agents, employees, visitors, licensees, contractors or suppliers of such tenant, shall at any time bring or keep upon the space leased to such tenant or any other portion of the Building, any flammable, combustible or explosive fluid, chemical or substance without Landlord's prior written approval, and each tenant shall obey all fire regulations and procedures governing the space leased to such tenant and the Building.

7. No tenant shall mark, paper, paint, bore into, make any alterations or additions to, or in any way deface any part, including equipment and fixtures, of the space leased to such tenant of the Building without Landlord's prior approval. No wires shall be installed except in conduits, ducts or outlets established for that purpose, unless Landlord's prior written approval has been obtained. If any tenant desires to install any floor covering other than carpeting, then, subject to Landlord's prior written approval, such floor covering shall be installed in accordance with the manufacturer's specifications.

8. No cooking shall be done or permitted by any tenant in the space leased to such tenant or in the Building, without Landlord's prior written approval, provided, however, that the heating, refrigerating and preparing of beverages and light snacks for employees shall be permitted if appropriate facilities and equipment exist for such purpose.

9. No tenant shall cause to permit any unusual or objectionable odors to be produced upon or emanate from the space leased to such tenant.

10. Neither the whole nor any part of the space leased to any tenant shall be used for sale of merchandise, goods, or property, without Landlord's prior written approval.

11. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of the Building or neighboring buildings whether by the use of any musical instrument, radio, television set, other audio device, unmusical noise, whistling, singing, or in any other way. Nothing shall be thrown out of any doors, windows, or down any passageways or stairs of the Building.

12. All moving of safes, freight, furniture or bulky matter of any description to and from the space leased by any tenant shall only take place within the confines of specified passageways or stairs, and during the hours designated by Landlord. No hand trucks, except those equipped with rubber tires, shall be used in any space leased by tenant nor in the interior walkways of the Building either by tenant or by jobbers or others in the delivery or receipt of merchandise.

13. No tenant shall use or occupy or permit any portion of the space leased to such tenant to be used or occupied as an employment bureau or for the storage, manufacture or sale of liquor, narcotics or illegal drugs, weapons or materials deemed pornographic in Landlord's sole discretion.

14. Landlord shall have the right to prohibit advertising by any tenant which, in Landlord's opinion, tends to impair the reputation of the Building, and upon notice from Landlord, such tenant shall refrain from or discontinue such advertising.

15. No space leased to any tenant shall be used, or permitted to be used, for lodging or sleeping or for any immoral or illegal purpose.

16. The requirements of tenants shall be attended to only upon written application to the office of Landlord. Building employees shall not be required to perform, and shall not be requested by any tenant to perform, any work outside of their regular duties, unless under specific instructions from the office of Landlord or the building management.

17. Canvassing, soliciting, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent the same.

18. No animals of any kind (other than guide dogs for the visually impaired) shall be brought into or kept about the Building by any tenant.

19. No tenant shall install or permit or allow installation of a television, radio, or two-way radio antenna, or any other similar antenna, on the roof, in the windows or upon the exterior of the Building without Landlord's prior written approval.

20. No tenant shall tie into, or permit others to tie into, the water supply serving the space leased to such tenant or the Building without Landlord's prior written approval.

21. No tenant shall remove, alter or replace the building standard ceiling light diffusers in any portion of the space leased to such tenant without Landlord's prior written approval.

22. Except for purposes of emergency, notices, posters, or advertising media shall not be affixed on the interior or exterior of the building.

23. Business machines and mechanical equipment belonging to tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree to be objectionable to Landlord or to any tenant in the Building shall be installed and maintained by a such tenant/owner's expense on vibration eliminators or other devices sufficient to eliminate such noise and vibration.

24. Tenant shall immediately notify the building management of any serious breakage, fire or disorder which comes to its attention in the space leased to such tenant or in any other portion of the Building.

EXHIBIT F (Con't)

OPTION #3 TO LEASE FOR AN ADDITIONAL ONE (1) YEAR TERM

Tenant shall have the option, so long as Tenant is not in default, to lease the demised premises for an additional term of one (1) years at an adjusted lease price. The adjusted price above referred to shall be as follows:

Monthly Base Rent:	January 1, 2020 to December 31, 20120 - $8,037.12 - $5.52 PSF
Base Rent Over Term:	$96,445.44

This option shall be exercised by Tenant giving Landlord written notice six (6) months prior to the end of the original term. If this option is exercised by Tenant, Landlord shall retain the security deposit and it shall be as set forth in the Lease.

LANDLORD

HIGH PROPERTIES
a Pennsylvania Limited Partnership
By: High General Corporation,
sole General Partner

11/26/12
Date

By [signature]
Title:
Mark C. Fitzgerald
Executive Vice President/Chief Operating Officer

TENANT

PARCUS MEDICAL LLC

By [signature]
Title: President

By
Title: